                                                                    EXHIBIT 2.01











                             AGREEMENT FOR PURCHASE

                          AND SALE OF ASSETS AND STOCK

                                    BETWEEN

                      ST. JOE REAL ESTATE SERVICES, INC.,
                         ST. JOE TITLE SERVICES, INC.,
                        ST. JOE SANCTUARY REALTY, INC.,
                  ST. JOE PROPERTY INSPECTION SERVICES, INC.,
                           COLLECTIVELY, AS PURCHASER

                                      AND

         CMT HOLDING, LTD., ITS AFFILIATES AND SUBSIDIARIES, AS SELLERS

                               TABLE OF CONTENTS


ARTICLE                                                                               PAGE
-------                                                                               ----
ARTICLE I ...........................................................................    1
     DEFINITIONS ....................................................................    1
     1.01      Defin1tions...........................................................    1
               1997 Audited Financial Statements ....................................    1
               1998 Audited Balance Sheet ...........................................    1
               1998 Audited Financial Statements ....................................    2
               Acquired Companies ...................................................    2
               Adjusted EBITDA ......................................................    2
               Affiliate ............................................................    2
               Agreement ............................................................    2
               Annual Period ........................................................    2
               Assets ...............................................................    2
               Assumed Liabilities ..................................................    2
               Audited Closing Date Transaction Balance Sheet .......................    2
               Bank Accounts ........................................................    2
               Benefit Plan .........................................................    2
               Cash Payment .........................................................    3
               Closing ..............................................................    3
               Closing Date .........................................................    3
               Code .................................................................    3
               Constituent Partner ..................................................    3
               Contracts ............................................................    3
               Conversion Costs .....................................................    3
               Cooperating Agreements ...............................................    3
               Cope .................................................................    4
               Cope Employment Agreement ............................................    4
               Deferred Payment .....................................................    4
               Disclosure Statement .................................................    4
               Disclosure Statement Supplement ......................................    4
               EBITDA ...............................................................    4
               Earnout ..............................................................    4
               Earnout Determination ................................................    4
               Earnout Documents ....................................................    4
               Employee Leasing Agreement ...........................................    4
               Employee Lessor ......................................................    4
               Environmental Laws ...................................................    4
               ERISA ................................................................    4
               ERISA Affiliate ......................................................    5
               Escrow Accounts ......................................................    5
               Excluded Assets ......................................................    5
               Final Adjustment .....................................................    5
               Franchise Agreement ..................................................    5
               Funding Period .......................................................    5

               HSR Act ..............................................................    5
               Incentive Programs ...................................................    5
               Indemnification Amount ...............................................    5
               Inspection Business ..................................................    5
               Inspection Period ....................................................    5
               Insurance Policies ...................................................    5
               Intellectual Property ................................................    5
               Interim Balance Sheet ................................................    6
               Interim Financial Statements .........................................    6
               Knowledge or Known ...................................................    6
               Lease Listings .......................................................    6
               Leased Employees .....................................................    6
               Leases ...............................................................    6
               Legal Support Program ................................................    6
               Lower EBITDA Threshold ...............................................    6
               Material .............................................................    7
               Mortgage Business ....................................................    7
               Mortgage Services Management Agreement ...............................    7
               Mueller ..............................................................    7
               Note .................................................................    7
               Notice of Claim ......................................................    7
               Intentionally Deleted ................................................    7
               Option Agreement .....................................................    7
               Pending Contracts ....................................................    7
               Permits ..............................................................    7
               Permitted Liens ......................................................    7
               Personal Property Leases .............................................    8
               PFR Builder Services Division ........................................    8
               Property Management Business .........................................    8
               Purchase Price .......................................................    8
               Purchased Businesses .................................................    8
               Purchaser ............................................................    8
               Purchaser's Documents ................................................    8
               Purchaser's Indemnified Parties ......................................    8
               Purchaser's Legal Opinion ............................................    8
               Real Estate Education Business .......................................    8
               Real Property Listing Contracts ......................................    8
               Realty Business ......................................................    9
               Retained Liabilities .................................................    9
               Sale Listings ........................................................    9
               Sellers ..............................................................    9
               Sellers' Businesses ..................................................    9
               Sellers' Documents ...................................................    9
               Sellers' Indemnified Parties .........................................    9
               Sellers' Legal Opinion ...............................................    9
               Shares ...............................................................    9
               Soflex Software ......................................................    9

               Sticco ............................................................     9
               Tax Returns .......................................................     9
               Taxes .............................................................     9
               Third Party Claim .................................................    10
               Title Agencies ....................................................    10
               Title Business ....................................................    10
               Tooke .............................................................    10
               Trade Secrets .....................................................    10
               Upper EBITDA Threshold ............................................    10

ARTICLE II........................................................................    10
         Sale and Purchase of Assets .............................................    10
         2.01    Sale and Purchase of the Assets .................................    10
         2.02    Excluded Assets .................................................    13
         2.03    Assumption of Liabilities .......................................    14
         2.04    No General Assumption of Liabilities ............................    16
         2.05    Conveyance of the Assets ........................................    17
         2.06    Election under Sections 338(g) and 338(h)(10) of the Code .......    17

ARTICLE III ......................................................................    17
         Purchase Price ..........................................................    17
         3.01    Purchase Price and Method of Payment ............................    17
         3.02    Payment of the Earnout; Adjustment of Lower EBITDA Threshold
                 and Upper EBITDA Threshold; and Definition of EBITDA and
                 Definition of Adjusted EBITDA ...................................    18
         3.03    Adjustment to Purchase Price ....................................    24
         3.04    Allocation of Purchase Price and Assumed Liabilities ............    26

ARTICLE IV .......................................................................    26
         Disclosure Statement ....................................................    26
         4.01    Disclosure Statement ............................................    26

ARTICLE V ........................................................................    26
         Sellers' Representations and Warranties .................................    26
         5.01    Due Organization; Structure .....................................    27
         5.02    Power and Authority .............................................    27
         5.03    Accuracy ........................................................    28
         5.04    Approvals .......................................................    28
         5.05    Brokers .........................................................    28
         5.06    Financial Statements; Books of Account ..........................    29
         5.07    Offices; Title to Property: Leases, Buildings
                 Structures and Appurtenances ....................................    30
         5.08    Assets; Title to and Character of Assets ........................    31
         5.09    Related Parties .................................................    31
         5.10    Acquisitions ....................................................    32
         5.11    Ownership of Interests ..........................................    32
         5.12    Line of Credit ..................................................    32

         5.13    Incentive Programs and Bonuses ..................................    32
         5.14    Environmental Matters ...........................................    33
         5.15    Accounts Receivable, Accounts Payable and other Receivables .....    33
         5.16    Contracts; Leases ...............................................    34
         5.17    Employee Matters; Employee Benefit Plans; Non-Competition
                 Agreements; Employment Agreements; and Similar Arrangements .....    35
         5.18    Intellectual Property ...........................................    38
         5.19    Litigation ......................................................    39
         5.20    Legal Compliance ................................................    40
         5.21    Permits; Consents ...............................................    41
         5.22    Insurance .......................................................    41
         5.23    Subsequent Events ...............................................    42
         5.24    Tax Returns; Taxes ..............................................    44
         5.25    Telephone Numbers, Listings, Yellow-Page Advertisements and
                 Post Office Boxes ...............................................    45
         5.26    Conditions Affecting Purchaser ..................................    45
         5.27    Previous Potential Purchaser ....................................    45
         5.28    Sellers' Businesses .............................................    45
         5.29    Rates and Fees Charged by the Title Business ....................    46
         5.30    HSR Act .........................................................    46
         5.31    Software and Hardware ...........................................    46

ARTICLE VI .......................................................................    47
                 Purchaser's Representations and Warranties ......................    47
         6.01    Due Organization ................................................    47
         6.02    Power and Authority .............................................    47
         6.03    Accuracy ........................................................    48
         6.04    Approvals .......................................................    48
         6.05    Brokers .........................................................    48
         6.06    HSR Act .........................................................    49

ARTICLE VII ......................................................................    49
         Pre-Closing Covenants ...................................................    49
         7.01    Purchaser's Examinations and Due Diligence ......................    49
         7.02    Sellers' Covenants ..............................................    50
         7.03    Employees .......................................................    53
         7.04    Phone Numbers ...................................................    53
         7.05    Purchaser's Covenants ...........................................    53
         7.06    Purchaser Cooperation ...........................................    53

ARTICLE VIII .....................................................................    53
         Conditions Precedent to Purchaser's Obligations .........................    53
         8.01    No Termination ..................................................    53
         8.02    Representations True and Correct ................................    53
         8.03    Compliance with Covenants .......................................    53
         8.04    No Adverse Proceedings ..........................................    53
         8.05    HSR Act .........................................................    54

         8.06    Opinion of Sellers' Counsel .....................................    54
         8.07    No Adverse Changes ..............................................    54
         8.08    Permits; Consents; Qualification to Be a Real Estate Broker .....    55
         8.09    Certificate .....................................................    55
         8.10    Reconciliation of Escrow Accounts and Related Obligations .......    55
         8.11    Assignment of Rights under the Franchise Agreement ..............    55
         8.12    Employment Agreement with Cope ..................................    55
         8.13    Non-Competition Agreements ......................................    56
         8.14    Intentionally Deleted ...........................................    56
         8.15    Employee Leasing Agreement ......................................    56
         8.16    Taxes ...........................................................    56

ARTICLE IX .......................................................................    56
         Conditions Precedent to Sellers' Obligations ............................    56
         9.01    No Termination ..................................................    56
         9.02    Representations True and Correct ................................    56
         9.03    Compliance with Covenants .......................................    57
         9.04    No Adverse Proceedings ..........................................    57
         9.05    Purchaser's Certificate .........................................    57
         9.06    HSR Act .........................................................    57
         9.07    Opinion of Purchasers' Counsel ..................................    57
         9.08    Employment Agreement with Cope ..................................    57
         9.09    Permits; Consents; Qualifications ...............................    57

ARTICLE X ........................................................................    58
        Termination ..............................................................    58
        10.01    Termination of the Agreement ....................................    58
        10.02    Effect of Termination ...........................................    59

ARTICLE XI .......................................................................    59
        Closing Date and Deliveries at Closing ...................................    59
        11.01    Closing Date ....................................................    59
        11.02    Deliveries by Sellers ...........................................    59
        11.03    Deliveries by Purchaser .........................................    61
        11.04    Possession by Purchaser .........................................    62
        11.05    Failure to Obtain Third Party Consents ..........................    62

ARTICLE XII ......................................................................    62
        Post-Closing Covenants ...................................................    62
        12.01    After the Closing Date ..........................................    62
        12.02    Payments Received by Sellers Subsequent to the Closing Date .....    63
        12.03    Access to Records ...............................................    63
        12.04    Delivery of Mail; Payment of Amounts Related to
                 Scheduled Assets and Retained Liabilities .......................    64

ARTICLE XIII .....................................................................    64
        Publicity ................................................................    64
        13.01    Publicity .......................................................    64

ARTICLE XIV ......................................................................    64
        INDEMNIFICATION ..........................................................    64
        14.01    Indemnification Obligation ......................................    64
        14.02    Indemnification Notice ..........................................    66
        14.03    Indemnification Payment and Limitations .........................    67

ARTICLE XV .......................................................................    68
        Guarantee ................................................................    68
        15.01    Guarantee of The St. Joe Company ................................    68
        15.02    Guarantee of the Partners of CMT Holding, Ltd. and the
                 Shareholders of CMT Holdings, Inc. ..............................    68
        15.03    Guarantees not Impacted by Amendments ...........................    69

ARTICLE XVI ......................................................................    69
        MISCELLANEOUS ............................................................    69
        16.01    No Obligation to Hire the Leased Employees ......................    69
        16.02    Transaction Expenses ............................................    69
        16.03    The St. Joe Company's Funding Obligation ........................    70
        16.04    Authority of CMT Holding, Ltd ...................................    70
        16.05    Arbitration .....................................................    71
        16.06    Intentionally Deleted ...........................................    71
        16.07    Amendments ......................................................    71
        16.08    Assignments .....................................................    72
        16.09    Further Assurances ..............................................    72
        16.10    Binding Effect ..................................................    72
        16.11    Headings ........................................................    72
        16.12    Notices .........................................................    72
        16.13    Severability ....................................................    73
        16.14    Waivers .........................................................    73
        16.15    Third Parties ...................................................    73
        16.16    Enforcement Costs ...............................................    74
        16.17    Remedies Cumulative .............................................    74
        16.18    Counterparts ....................................................    74
        16.19    Governing Law ...................................................    74
        16.20    Jurisdiction and Venue ..........................................    74
        16.21    Preparation of Agreement ........................................    74
        16.22    Survival ........................................................    75
        16.23    Inducement to Transaction .......................................    75
        16.24    Joinder .........................................................    75
        16.25    Dates ...........................................................    75
        16.26    Entire Agreement ................................................    75



                                       VI

                             EXHIBITS AND SCHEDULES


 Exhibit 1.01(k)         Form of Audited Closing Date Transaction Balance Sheet
 Exhibit 1.01(w)         Cope Employment Agreement
 Exhibit 1.01(hhh)       Promissory Note
 Exhibit 1.01(kkk)       Option Agreement
 Exhibit 1.01(www)       Purchaser's Legal Opinion
 Exhibit 1.01(gggg)      Sellers' Legal Opinion
 Exhibit 3.04            Allocation of Purchase Price
 Exhibit 6.01(b)         Purchaser's Information
 Exhibit 8.08            Independent Contractor Agreement
 Exhibit 8.13            Composite Form of Non-Competition Agreement
 Exhibit 8.15            Form of Estoppel Letter
 Exhibit 11.02(c)        Bill of Sale and Assignment
 Exhibit 11.02(d)        Estoppel Certificate and Consent to Assignment

 Schedule A              Subsidiaries and Affiliates of CMT Holding, Ltd.
 Schedule 7.01(g)        Key Executives for Purposes of Background Checks
 Schedule 8.07(a)(i)     Sellers' Key Executives

                                 AGREEMENT FOR
                     PURCHASE AND SALE OF ASSETS AND STOCK


     AGREEMENT FOR PURCHASE AND SALE OF ASSETS AND STOCK (the "Agreement") is made and entered into as of the 18th day of June, 1998, by and between (i) St. Joe Real Estate Services, Inc., a Florida corporation, St. Joe Title Services, Inc., a Florida corporation, St. Joe Sanctuary Realty, Inc., a Florida corporation, and St. Joe Property Inspection Services, Inc., a Florida corporation (collectively, "Purchaser"), and (ii) CMT Holding, Ltd., a Florida limited partnership, and its affiliates and subsidiaries set forth on Schedule "A" attached to the Agreement (collectively, jointly and severally, "Sellers").

                            PRELIMINARY STATEMENTS:

     A. Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, all of the assets used by Sellers in the Sellers' Businesses as a going concern and all of the issued and outstanding stock of certain affiliates and subsidiaries of Sellers.

     B. As material and specific inducements to Purchaser and Sellers to purchase and sell the Assets and the Shares, Purchaser and Sellers desire to make certain representations and warranties and agree to be bound by certain covenants and obligations provided in the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in the Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

1.01 Definitions. For purposes of the Agreement, the following terms have the meanings set forth below:

     (a) 1997 Audited Financial Statements. The term "1997 Audited Financial Statements" means financial statements, prepared on a consolidated basis for CMT Holding Ltd., for the fiscal year ending June 30, 1997 audited by Price Waterhouse, LLP.

     (b) 1998 Audited Balance Sheet. The term "1998 Audited Balance Sheet" means the Audited Balance Sheet, prepared on a consolidated basis for CMT Holding, Ltd., included in the 1998 Audited Financial Statements (as defined below).

     (c) 1998 Audited Financial Statements. The term "1998 Audited Financial Statements" means financial statements, prepared on a consolidated basis for CMT Holding, Ltd., for the period commencing July 1, 1997 and ending as of the Closing Date audited by Price Waterhouse, LLP.

     (d) Acquired Companies . The term "Acquired Companies" means MCK Real Estate Education Centers of Florida, Inc., Preferred Florida Mortgages, Inc. and Referral Associates of Florida, Inc.

     (e) Adjusted EBITDA. The term "Adjusted EBITDA" has the meaning set forth in Section 3.02(d) of the Agreement.

     (f) Affiliate. The term "affiliate" means an entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the entity specified.

     (g) Agreement. The term "Agreement" means this Agreement for Purchase and Sale of Assets and Stock.

     (h) Annual Period. The term "Annual Period" means a twelve (12) month period commencing on January 1 and ending on December 31.

     (i) Assets. The term "Assets" has the meaning set forth in Section 2.01 of the Agreement.

     (j) Assumed Liabilities. The term "Assumed Liabilities" has the meaning set forth in Section 2.03 of the Agreement.

     (k) Audited Closing Date Transaction Balance Sheet. The term "Audited Closing Date Transaction Balance Sheet" means the 1998 Audited Balance Sheet adjusted to reflect only the Assets and the Assumed Liabilities and a schedule listing the book value of each of the Assets and the Assumed Liabilities, prepared as of the Closing Date (as defined below) in the form attached as
Exhibit 1.01(k) to the Agreement and accompanied by a report from Price Waterhouse, LLP confirming that the adjustments were made in accordance with the terms of the Agreement. For purposes of the Audited Closing Date Transaction Balance Sheet, the value of the Shares (as defined below) shall be determined based on each of the Acquired Company's respective net asset value calculated in accordance with the purchase from Sellers of the Assets and the assumption of the Assumed Liabilities as set forth in Sections 2.01 through 2.04 of the Agreement.

     (l) Bank Accounts. The term "Bank Accounts" means all bank accounts of any of Sellers or any of the Acquired Companies.

     (m) Benefit Plan. The term "Benefit Plan" has the meaning set forth in
Section 5.17(e)(i) of the Agreement.

     (n) Cash Payment.  The term "Cash Payment" has the meaning set forth in
Section 3.01(a) of the Agreement.

     (o) Closing. The term "Closing" means the closing of the transactions contemplated by the Agreement.

     (p) Closing Date. The term "Closing Date" means the last business day of the calendar month in which the last of all the following occurs: (i) the expiration of the Inspection Period; (ii) satisfaction of, or Purchaser's waiver in writing (including by Purchaser making its election pursuant to Section 11.05 of the Agreement) of, all conditions precedent to Purchaser's obligation to consummate the transactions contemplated by the Agreement as set forth in
Article VIII of the Agreement; and (iii) satisfaction of, or Sellers' waiver in writing of, all conditions precedent to Sellers' obligation to consummate the transactions contemplated by the Agreement as set forth in Article IX of the Agreement; provided, however the Closing Date shall not be later than July 31, 1998 unless either Purchaser or Sellers elects to extend the Closing to August 31, 1998 because the other party has failed to satisfy all conditions precedent as set forth in Article VIII or Article IX of the Agreement, as the case may be, or as otherwise provided in Section 10.01(f) of the Agreement.

     (q) Code. The term "Code" means the Internal Revenue Code of 1986, as amended.

     (r) Constituent Partner. The term "Constituent Partner" means any direct partner and any person that is a partner in any partnership that, directly or indirectly through one or more partnerships, is a direct partner.

     (s) Contracts. The term "Contracts" means all written or oral contracts, licenses, agreements, or commitments relating to the Assets, the Assumed Liabilities or the Sellers' Businesses to which any of Sellers or any of the Acquired Companies is a party or is bound, including, without limitation, the Cooperating Agreements, the Franchise Agreement, the Leases, the Employee Leasing Agreement and the Pending Contracts (all as defined below).

     (t) Conversion Costs. The term "Conversion Costs" means all of Purchaser's costs incurred to reflect the change in ownership of the Sellers' Businesses or the names or fictitious names under which the Purchased Businesses operate and related license transfers, including, but not limited to, replacing signs, stationery, logos, telephone listings, advertisements and promotional materials directly related to the consummation of the transactions contemplated by the Agreement or to the subsequent termination of the Franchise Agreement (as defined below).

     (u) Cooperating Agreements. The term "Cooperating Agreements" means all oral and written agreements, customs, conventions, regulatory promulgations and other arrangements for the benefit of the Realty Business which entitle it to share in commissions for participation in real estate sale and lease transactions which are not listed with the Realty Business.

     (v) Cope. The term "Cope" means Richard W. Cope.

     (w) Cope Employment Agreement. The term "Cope Employment Agreement" means that certain written employment agreement between Cope and St. Joe Real Estate Services, Inc., in a form acceptable to Purchaser and Cope and attached as
Exhibit 1.01(w) to the Agreement, pursuant to which Cope shall serve as the Chief Executive Officer and President of each Purchaser and of each Acquired Company.

     (x) Deferred Payment. The term "Deferred Payment" has the meaning set forth in Section 3.01(b) of the Agreement.

     (y) Disclosure Statement. The term "Disclosure Statement" has the meaning set forth in Section 4.01 of the Agreement.

     (z) Disclosure Statement Supplement. The term "Disclosure Statement Supplement" has the meaning set forth in Section 4.01 of the Agreement.

     (aa) EBITDA. The term "EBITDA" has the meaning set forth in Section 3.02(c) of the Agreement.

     (bb) Earnout. The term "Earnout" has the meaning set forth in Section 3.01(c) of the Agreement.

     (cc) Earnout Determination. The term "Earnout Determination" has the meaning set forth in Section 3.02(e)(i)(2) of the Agreement.

     (dd) Earnout Documents. The term "Earnout Documents" has the meaning set forth in Section 3.02(e)(i)(3) of the Agreement.

     (ee) Employee Leasing Agreement. The term "Employee Leasing Agreement" means that certain Synadyne Client Service Agreement by and between Employee Lessor (as defined below) and CMT Holding, Ltd. and its subsidiaries and all amendments, supplements, extensions, modifications and renewals thereto.

     (ff) Employee Lessor. The term "Employee Lessor" means Synadyne, a division of Outsource International, Inc., a Florida corporation.

     (gg) Environmental Laws. The term "Environmental Laws" means all applicable laws, rules or regulations relating to pollution, including laws, rules or regulations relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, groundwater or land).

     (hh) ERISA. The term "ERISA" has the meaning set forth in Section 5.17(e)(i) of the Agreement.

     (ii) ERISA Affiliate. The term "ERISA Affiliate" means any entity which is a part of a control group (as defined in Section 414 of the Code) with any of Sellers or any of the Acquired Companies.

     (jj) Escrow Accounts. The term "Escrow Accounts" means all escrow accounts of any of Sellers or any of the Acquired Companies.

     (kk) Excluded Assets. The term "Excluded Assets" has the meaning set forth in Section 2.02 of the Agreement.

     (ll) Final Adjustment. The term "Final Adjustment" has the meaning set forth in Section 3.03(b)(ii) of the Agreement.

     (mm) Franchise Agreement. The term "Franchise Agreement" means that certain Prudential Real Estate Brokerage Franchise Agreement, dated June 26, 1996, by and between The Prudential Real Estate Affiliates, Inc. and CMT Holding, Ltd. and other affiliated entities and all amendments, supplements, extensions, modifications and renewals thereto.

     (nn) Funding Period. The term "Funding Period" means the period of time commencing on January 1, 1999 and ending on December 31, 2002.

     (oo) HSR Act. The term "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     (pp) Incentive Programs. The term "Incentive Programs" means all contests, awards, bonus programs, award programs, or other incentive programs of any of Sellers and any of the Acquired Companies in effect as of the Closing Date.

     (qq) Indemnification Amount. The term "Indemnification Amount" has the meaning set forth in Section 14.03 of the Agreement.

     (rr) Inspection Business. The term "Inspection Business" means any of Seller's and any of the Acquired Company's property inspection operations.

     (ss) Inspection Period. The term "Inspection Period" means the period of time commencing as of the date of the Agreement and ending on 5:00 p.m. on the thirtieth (30th) day thereafter.

     (tt) Insurance Policies. The term "Insurance Policies" means all policies of fire, casualty, fidelity, liability, professional liability or other form of insurance held by or for the benefit of any of Sellers or any of the Acquired Companies.

     (uu) Intellectual Property. The term "Intellectual Property" means any trademarks, service marks, logos, slogans, assumed names, copyrights, identifying characteristics, proprietary designs, software, patents, patent applications, licenses thereof, technology, know-how, formulae, designs and drawings, processes and other similar intangible property and rights relating to the Sellers' Businesses, or applications for any of the foregoing that any of Sellers or any of the Acquired Companies owns, licenses or has any other interest in, or has ever used in connection with the Sellers' Businesses.

     (vv) Interim Balance Sheet. The term "Interim Balance Sheet" means balance sheets covering each of Sellers and each of the Acquired Companies, as of April 30, 1998 which balance sheets are included in the Interim Financial Statements (as defined below).

     (ww) Interim Financial Statements. The term "Interim Financial Statements" means the most recent internally prepared financial statements covering each of Sellers and each of the Acquired Companies for the period from July 1, 1997 through April 30, 1998.

     (xx) Knowledge or Known. The term "knowledge" or "known" when used (i) with respect to Purchaser, shall mean the actual knowledge of or matters actually known to the officers, directors or senior executives of Purchaser and
(ii) with respect to Sellers, shall mean the actual knowledge of or matters actually known to the officers, directors, shareholders, constituent general partner or senior executives of any of Sellers or any of the Acquired Companies. Notwithstanding the foregoing, unless Sellers deliver Purchaser written notice of the same, Purchaser shall not be deemed to have knowledge of any falsity, inaccuracy or misrepresentation in any of the representations or warranties made in the Agreement, the Sellers' Documents, the Disclosure Statement, or in any certificate, instrument, or document executed by any officer, director or Constituent Partner of any of Sellers or the Acquired Companies delivered by or on behalf of Sellers pursuant to the Agreement.

     (yy) Lease Listings. The term "Lease Listings" means all oral and written agreements entered into by or for the benefit of the Realty Business for the lease of residential or commercial real property.

     (zz) Leased Employees. The term "Leased Employees" means the personnel providing services to any of Sellers or any of the Acquired Companies as of the date of the Agreement pursuant to the Employee Leasing Agreement.

     (aaa) Leases. The term "Leases" means all real property leases to which any of Sellers or any of the Acquired Companies is a party.

     (bbb) Legal Support Program. The term "Legal Support Program" means the program described in Section 1.01(bbb) of the Disclosure Statement.

     (ccc) Lower EBITDA Threshold. The term "Lower EBITDA Threshold" has the meaning set forth in Section 3.02(a) of the Agreement.

     (ddd) Material. The term "material" shall refer to materiality with respect to the subject matter of the particular representation, warranty, or covenant in question, and not materiality in relation to the Purchase Price or the transactions contemplated by the Agreement taken as a whole.

     (eee) Mortgage Business. The term "Mortgage Business" means any of Seller's and any of the Acquired Company's residential and commercial mortgage brokerage operations.

     (fff) Mortgage Services Management Agreement. The term "Mortgage Services Management Agreement" means that certain Mortgage Services Management Agreement, dated September 26, 1997, by and between Preferred Florida Mortgages, Inc. and Residential Alliance, LLC, and all amendments, supplements, extensions, modifications and renewals thereto.

      (ggg) Mueller.  The term "Mueller" means James Mueller.

     (hhh) Note. The term "Note" shall mean that certain Promissory Note to be delivered by Purchaser to Sellers in accordance with Section 3.01(b) of the Agreement, which Promissory Note shall be in the form attached as Exhibit 1.01(hhh) of the Agreement.

     (iii) Notice of Claim. The term "Notice of Claim" has the meaning set forth in Section 14.02(a) of the Agreement.

     (jjj) Intentionally Deleted.

     (kkk) Option Agreement. The term "Option Agreement" means that certain Option Agreement of even date herewith between Purchaser and CMT Holding, Ltd. attached as Exhibit 1.01(kkk) to the Agreement.

     (lll) Pending Contracts. The term "Pending Contracts" means contracts for the sale and purchase of real property as to which any of Sellers and any of the Acquired Companies has a right to receive commissions but which have not closed as of the Closing Date.

     (mmm) Permits. The term "Permits" means all governmental or quasi-governmental licenses, consents, certificates of authority, accreditations, permits, credentials, authorizations, certifications and approvals held or obtained by or issued to any of Sellers or any of the Acquired Companies in connection with the operation of the Sellers' Businesses, including, without limitation, all brokerage licenses required by brokers and sales agents of any of Sellers or any of the Acquired Companies.

     (nnn) Permitted Liens. The term "Permitted Liens" means all statutory liens for obligations, including, without limitation, rents, assessments or taxes to the extent any of such obligations are not yet delinquent and rights reserved to, or vested in, any governmental authority by virtue of any right to control or regulate any property, or to use such property in any manner other than as a result or arising out of the failure of any of Sellers or any of the Acquired Companies prior to the Closing to comply with any applicable law, regulation, award, judgment, order or decree.

     (ooo) Personal Property Leases. The term "Personal Property Leases" means all personal property leases to which any of Sellers or any of the Acquired Companies is a party.

     (ppp) PFR Builder Services Division. The term "PFR Builder Services Division" means the builder services division of any of Sellers and any of the Acquired Companies which provides developer marketing services in the greater Orlando marketing area.

     (qqq) Property Management Business. The term "Property Management Business" means any of Seller's and any of the Acquired Company's residential and commercial property management operations.

     (rrr) Purchase Price. The term "Purchase Price" has the meaning set forth in Section 3.01 of the Agreement.

     (sss) Purchased Businesses. The term "Purchased Businesses" means the Sellers' Businesses as operated by Purchaser and the Acquired Companies after the Closing.

     (ttt) Purchaser. The term "Purchaser" has the meaning set forth in the first paragraph to the Agreement.

     (uuu) Purchaser's Documents. The term "Purchaser's Documents" has the meaning set forth in Section 6.02(a) of the Agreement.

     (vvv) Purchaser's Indemnified Parties. The term "Purchaser's Indemnified Parties" has the meaning set forth in Section 14.01(b)(i) of the Agreement.

     (www) Purchaser's Legal Opinion. The term "Purchaser's Legal Opinion" means an opinion of legal counsel to Purchaser, dated as of the Closing Date in accordance with the Report on Standards For Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar, in form and substance reasonably satisfactory to Sellers and Sellers' counsel, with appropriate factual exceptions, and as to the matters referred to in Exhibit 1.01(www) to the Agreement.

     (xxx) Real Estate Education Business. The term "Real Estate Education Business" means any of Seller's and any of the Acquired Company's real estate continuing education operations.

     (yyy) Real Property Listing Contracts. The term "Real Property Listing Contracts" means all Sale Listings (as defined below) and Lease Listings, collectively.

     (zzz) Realty Business. The term "Realty Business" means any of Seller's and any of the Acquired Company's general real estate brokerage operations.

     (aaaa) Retained Liabilities. The term "Retained Liabilities" has the meaning set forth in Section 2.04 of the Agreement.

     (bbbb) Sale Listings. The term "Sale Listings" means all oral and written agreements entered into by or for the benefit of the Realty Business for the sale of residential or commercial real property.

     (cccc) Sellers. The term "Sellers" has the meaning set forth in the first paragraph of the Agreement.

     (dddd) Sellers' Businesses. The term "Sellers' Businesses" means the Inspection Business, the Mortgage Business, the PFR Builders Services Division, the Property Management Business, the Real Estate Education Business, the Realty Business and the Title Business (as defined below).

     (eeee) Sellers' Documents. The term "Sellers' Documents" has the meaning set forth in Section 5.02(a) of the Agreement.

     (ffff) Sellers' Indemnified Parties. The term "Sellers' Indemnified Parties" has the meaning set forth in Section 14.01(a) of the Agreement.

     (gggg) Sellers' Legal Opinion. The term "Sellers' Legal Opinion" means an opinion of legal counsel to Sellers and the Acquired Companies, dated as of the Closing Date, in accordance with the Report on Standards For Florida Opinions dated April 8, 1991 issued by the Business Law Section of The Florida Bar, in form and substance reasonably satisfactory to Purchaser and Purchaser's counsel, with appropriate factual exceptions, and as to the matters referred to in
Exhibit 1.01(gggg) to the Agreement.

     (hhhh) Shares. The term "Shares" means all of the issued and outstanding capital stock of each of the Acquired Companies.

     (iiii) Soflex Software. The term "Soflex Software" shall mean that certain software system used in Sellers' and the Acquired Companies' real estate and financial reporting system.

     (jjjj) Sticco.  The term "Sticco" shall mean Lewis A. Sticco.

     (kkkk) Tax Returns.  The term "Tax Returns" has the meaning set forth in
Section 5.24(a) of the Agreement.

     (llll) Taxes. The term "Taxes" has the meaning set forth in Section 5.24(a) of the Agreement.

     (mmmm) Third Party Claim. The term "Third Party Claim" has the meaning set forth in Section 14.02(b) of the Agreement.

     (nnnn) Title Agencies. The term "Title Agencies" means Sunbelt Title Agency of Central Florida, Inc., and its parent Sunbelt Title Agency, Inc.

     (oooo) Title Business. The term "Title Business" means any of Seller's and any of the Acquired Company's title insurance agency operations.

     (pppp) Tooke.  The term "Tooke" means Edwin C. Tooke, Jr.

     (qqqq) Trade Secrets. The term "Trade Secrets" means all trade secrets, including inventions, designs, techniques, discoveries, computer programs, software and routines, and other technical data currently used or owned by or in which any of Sellers and any of the Acquired Companies has any rights or which are otherwise used in the Sellers' Businesses.

     (rrrr) Upper EBITDA Threshold. The term "Upper EBITDA Threshold" has the meaning set forth in Section 3.02 of the Agreement.

                                   ARTICLE II

                          SALE AND PURCHASE OF ASSETS

2.01 Sale and Purchase of the Assets. Subject to the terms and conditions set forth in the Agreement, Sellers agree to sell, convey, transfer, assign and deliver to Purchaser, and Purchaser agrees to purchase from Sellers, at the Closing, each of Sellers' assets and properties of every description, whether real, personal or mixed, tangible or intangible, wherever located, as shall exist on the Closing Date except the Excluded Assets (collectively, the "Assets"). Without limiting the generality of the foregoing, the Assets include, without limitation, the following:

     (a) Tangible Personal Property. All equipment, furniture, fixtures, inventory, supplies, furnishings, machinery, parts, computer equipment, vehicles and all other tangible personalty owned by any of Sellers, as more particularly described in Section 5.08(a) of the Disclosure Statement;

     (b) Contracts. All rights and interests of any of Sellers in and to the Contracts, including, without limitation, the following:

          (i)       all Real Property Listing Contracts and Pending Contracts;

          (ii) all independent contractor, employment and other such agreements relating to, entered into by, or for the benefit of any of the Sellers' Businesses;

         (iii) all management agreements, services agreements and subcontractor agreements relating to, entered into by or for the benefit of any of the Sellers' Businesses;

         (iv)     all rights of any of Sellers under the Franchise Agreement;

         (v) to the extent transferrable by law, all agency agreements with title insurance underwriters relating to, entered into by, or for the benefit of the Title Business; (v) all agreements with title abstract plants pursuant to which the Leased Employees and agents of the Title Business research title records;

         (vii) all of the interest and the rights and benefits accruing to any of Sellers as lessees under the Leases; and

         (viii) all of the interest and the rights and benefits accruing to any of Sellers as lessees under the Personal Property Leases.

     (c) Warranties. All express or implied warranties applicable to any of the Assets received by any of Sellers from manufacturers or suppliers;

     (d) Insurance Policies. All Insurance Policies to the extent applicable to the Assets, the Assumed Liabilities and any of the Acquired Companies;

     (e) Utility Deposits and Advances. All utility and other deposits and advances of any of Sellers;

     (f) Pre-paid Expenses. All pre-paid expenses of any of Sellers, including, without limitation, pre-paid commissions, pre-paid rentals, insurance, taxes, advertising, business licenses and unbilled charges and deposits relating to the operations of the Sellers' Businesses;

     (g) Escrow Accounts and Bank Accounts.  All Escrow Accounts and Bank
Accounts;

     (h) Bonds and Surety Arrangements. All outstanding bonds and other surety arrangements issued or entered into by any of Sellers in connection with the Sellers' Businesses;

     (i) Receivables. All receivables of any of Sellers, including, without limitation, all accounts receivable, notes receivable, commissions receivable, agents receivable, relocations receivable and receivables from insurance companies, title insurance companies and any other vendors, customers, or suppliers of any of Sellers;

     (j) Rights under Non-competition Agreements. All non-competition agreements entered into by, or for the benefit of, any of Sellers, including, without limitation, the non-competition agreements disclosed in Section 5.17(j) of the Disclosure Statement;

     (k) Rights under Confidentiality Agreements. All confidentiality agreements entered into by, or for the benefit of, any of Sellers, including, without limitation, the confidentiality agreements disclosed in Section 5.17(k) of the Disclosure Statement;

     (l) Rights Under Non-Solicitation Agreements. All non-solicitation agreements entered into by, or for the benefit of, any of Sellers, including, without limitation the non-solicitation agreements disclosed in Section 5.17(l) of the Disclosure Statement;

     (m) Rights Under Indemnification Agreements. All indemnification agreements entered into by, or for the benefit of, any of Sellers, including, without limitation the indemnification agreements disclosed in Section 5.17(m) of the Disclosure Statement, except to the extent such indemnification agreements relate to Retained Liabilities or provide indemnification to any of Sellers for any of Sellers' obligations to Purchaser pursuant to Article XIV of the Agreement;

     (n) Permits.  All Permits;

     (o) Intellectual Property. All rights, title and interest of any of Sellers in and to the Intellectual Property (including, without limitation, the names "Prudential Florida Realty," "Sunbelt Title Agency," "Preferred Florida Mortgages," "CMT Florida Residential Services," "PFR Asset Management," "Pinnacle Property Inspection," "MCK Real Estate Education Centers of Florida" and "PFR Builder Services Division" and any other business or trade names or fictitious names owned or controlled by any of Sellers), in each case together with all registrations thereof, all common and civil law rights thereto, all rights to royalties or fees paid by others in respect thereof, and all claims or causes of action for infringement thereof;

     (p) Computer Hardware and Software. All rights and interests of any of Sellers to computer hardware and software owned or controlled by any of Sellers, or used in the Sellers' Businesses, including, without limitation, the Soflex Software, all licenses to computer software used by any of Sellers and all documentation and related object and source codes relating to all computer software owned, licensed or used by any of Sellers in the Sellers' Businesses;

     (q) Trade Secrets. All of the rights, title and interest in and to all Trade Secrets, as more particularly described in Sections 5.18(a) and 5.18(b)(i) of the Disclosure Statement;

     (r) Business and Computer Records. All operating data, business records, employee records and computer records of any of Sellers, including, without limitation, supplier lists, payment invoices, billing records, correspondence, all records, documents or data relating to accounting and financial information and all customer lists;

     (s) Corporate Records. The articles of incorporation, bylaws, corporate minutes, tax returns, books of account and other records having to do with the organization of any of the Acquired Companies;

     (t) Loan Applications, Commitments and Commission Agreements. All loan applications, loan commitments and agreements for commissions or other compensation relating to, entered into by, or for the benefit of the Mortgage Business;

     (u) Telephone Numbers, Listings and Post Office Boxes. All telephone and telecopier numbers and post office boxes utilized by any of Sellers in connection with the Sellers' Businesses, as more particularly described in
Section 5.25 of the Disclosure Statement;

     (v) Certain Tax Refunds. All rights of any of Sellers to claims for federal, state, local, or foreign non-income tax refunds;

     (w) Internet. All rights of any of Sellers to Internet domain names, all web page information, including all web site sites and all related data files, set forth in Section 5.18(d) of the Disclosure Statement;

     (x) Cash. All cash and cash equivalents of any of Sellers reflected on the Audited Closing Date Transaction Balance Sheet;

     (y) Stock of the Acquired Companies.  All of the Shares; and

     (z) Other Assets. All other assets owned by any of Sellers, except for the Excluded Assets.

Upon Purchaser's written request on or after the Closing, Sellers shall cause
(a) any or all of the Board of Directors of Prudential Florida Realty Foundation, Inc. to resign and (b) the election of Purchaser's designees to the Board of Directors of the Prudential Florida Realty Foundation, Inc.

2.02 Excluded Assets . Notwithstanding anything to the contrary set forth in
Section 2.01 of the Agreement, the parties expressly agree that the Assets shall not include any of the following (collectively, the "Excluded Assets"):

     (a) Corporate Records. The articles of incorporation, bylaws, limited partnership agreements, certificates of limited partnership, corporate minutes, tax returns, books of account or other records having to do with the organization of any of Sellers;

     (b) Tax Refunds. The rights to any of Seller's claims for any federal, state, local, or foreign income tax refunds;

     (c) "Key Man" Life Insurance Policies. The "key man" life insurance policies on Cope, Tooke and Mueller held by Sellers as of the date of the Agreement;

     (d) Partnership Interests in CMT Holding, Ltd.: The ownership interests in CMT Holding, Ltd. owned by its Constituent Partners;

     (e) Selected Earned Commissions. Any commissions earned by any of Sellers prior to the Closing which, due to uncertainty of collectability, are not included in the 1998 Audited Balance Sheet;

     (f) Unamortized Acquisition Costs. Unamortized Acquisitions reflected on the Interim Balance Sheet as Accounts Receivable - Acquisitions (including goodwill associated with such acquisitions);

     (g) Deferred Charges. Deferred charges reflected on the Interim Balance Sheet;

     (h) Subscriptions Receivable. Subscriptions Receivable reflected on the Interim Balance Sheet;

     (i) Litigation Proceeds. Setoffs and proceeds of claims and counterclaims that are received after Closing in connection with any litigation described in
Section 5.19 of the Disclosure Statement or the Disclosure Statement Supplement or which result from any litigation as to which there is potential liability to any of Sellers which has not been assumed by Purchaser, except to the extent that any such proceeds are included as an asset in the Audited Closing Date Transaction Balance Sheet; and

     (j) Goodwill. All goodwill of any of Sellers, including goodwill described as "Total Other Intangibles" on the Interim Balance Sheet.

2.03 Assumption of Liabilities . At the Closing, Purchaser shall assume, as of the Closing Date, and pay when due, otherwise discharge and perform thereunder, or satisfy, only the following obligations and liabilities of any of Sellers (collectively, the "Assumed Liabilities"):

     (a) Liabilities Disclosed on the Interim Balance Sheet. Except for liabilities that would otherwise be Retained Liabilities under Sections 2.04(c) and (e) through (j) of the Agreement, all liabilities reflected on the Interim Balance Sheet, to the extent such liabilities have not been paid as of the Closing Date and only to the extent such liabilities are included in making the computations required pursuant to Sections 3.03(a)(iii) and 3.03(b)(v) of the Agreement.

     (b) Liabilities from the Date of the Interim Balance Sheet to the Closing Date. Except for liabilities that would otherwise be Retained Liabilities under Sections 2.04(c) and (e) through (j) of the Agreement, all liabilities incurred from the date of the Interim Balance Sheet to the Closing Date to the extent same were incurred either (i) with the prior written consent of Purchaser or
(ii) in the ordinary course of business consistent with past practices and not in violation of the Agreement including, without limitation,

Section 7.02 of the Agreement, in each case, to the extent that such liabilities have not been paid as of the Closing Date and only to extent such liabilities are included in making the computations required pursuant to Sections 3.03(a)(iii) and 3.03(b)(v) of the Agreement;

     (c) Executory Contracts. All liabilities under the Contracts assigned by any of Sellers to Purchaser at the Closing to the extent such liabilities arise from goods or services to be delivered or performed after the Closing Date including, without limitation, the Franchise Agreement, the Leases, the Personal Property Leases and the other Contracts identified in the Disclosure Statement or that were entered into in the ordinary course of business but omitted from the Disclosure Statement by reason of the monetary obligations thereunder being less than the amounts specified in Section 5.16 of the Agreement;

     (d) Escrow Accounts. Liabilities relating to obligations of any of Sellers for which sums have been deposited in Escrow Accounts, to the extent that such liabilities can be satisfied from the money on deposit in such Escrow Accounts;

     (e) Contingent Acquisition Cost Obligations. Liabilities arising from contingent purchase price obligations resulting from acquisitions made by any of Sellers prior to the date of the Agreement, to the extent included as a liability in the Audited Closing Date Transaction Balance Sheet, and not to exceed $350,000 in the aggregate (such calculation shall also include contingent purchase price obligations resulting from acquisitions made by any of the Acquired Companies);

     (f) Illness Reserve. To the extent such liabilities are set forth in
Section 5.17(i) of the Disclosure Statement or arise after April 30, 1998 in the ordinary course of business in accordance with the illness reserve policy described in Section 5.17(i) of the Disclosure Statement, contingent liabilities to the Leased Employees for illness reserve; and

     (g) Claims arising from Real Property Listing Contracts or Pending Contracts. Liabilities from any claims, actions, arbitrations, suits or proceedings arising from either: (i) Real Property Listing Contracts with respect to which no agreement has been executed between the listing seller and a purchaser as of the Closing Date; or (ii) Pending Contracts; provided, however, that to the extent a Pending Contract is terminated after the Closing Date without a closing having occurred pursuant to such Pending Contract, any claims arising from such Pending Contract shall be a Retained Liability and Sellers shall reimburse Purchaser for any expenses paid by Purchaser and shall pay any obligation of Purchaser with respect to claims arising under such Pending Contract to the extent that such claims or expenses exceed any commission received by Purchaser in connection with the termination of such Pending Contract.

After the Closing Date, Purchaser shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any of the Assumed Liabilities and Purchaser shall have the right to conduct and control all negotiations and proceedings with respect thereto. The assumption by Purchaser of the Assumed

Liabilities, shall in no way expand the rights or remedies of any third party against any of Sellers, the Acquired Companies, or Purchaser as compared to the rights and remedies which such third party would have had against any of Sellers, the Acquired Companies, or Purchaser had Purchaser not assumed such liabilities.

2.04 No General Assumption of Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume, pay or discharge any debts, obligations, contracts, loans, commitments, undertakings or liabilities of any of Sellers of any nature whatsoever, whether fixed, unliquidated, contingent, or otherwise, in connection with any of the Assets or the Sellers' Businesses, including, without limitation, the following (collectively, the "Retained Liabilities"):

     (a) Taxes. Federal, state, local, or other taxes of any kind;

     (b) Compensation. Wages, salaries, commissions, fees, reimbursements, benefits, bonuses, obligations for severance or compensation of any kind payable to any past or present employees, officers, agents or independent contractors of any of Sellers or the Sellers' Businesses;

     (c) Claims. Any claim against any of Sellers regardless of the manner in which asserted or the nature of the claim or cause of action alleged, including, without limitation, negligence, product liability, breach of contract, intentional tort or injury to person or property arising from or related to the Sellers' Businesses, any of Sellers or the Leased Employees, employees, independent contractors, agents, partners, officers, directors or shareholders of any of Sellers;

     (d) Creditor Liabilities. Any liabilities or obligations of any of Sellers to trade creditors attributable to the Sellers' Businesses existing as of the date of the Agreement or arising between the date of the Agreement and the Closing Date;

     (e) Negotiation and Preparation of this Agreement. Any liability or obligation of any of Sellers arising or incurred in connection with the negotiation, preparation and execution of the Agreement and the transactions contemplated by the Agreement and the fees and expenses of counsel, accountants and other experts retained by any of Sellers;

     (f) Indemnification and Transaction Costs. The liabilities and obligations described in Section 14.01(b) and Section 16.02(b) of the Agreement;

     (g) Escrow Account. Escrow Account liability to the extent there is not corresponding money on deposit;

     (h) Litigation Reserve. Litigation reserve related to the Legal Support Program as reflected on the Interim Balance Sheet as Litigation Reserve - Agents Fee;

     (i) Title Agencies Reserves. Title Agencies reserve for losses as reflected on the Interim Balance Sheet as Accrued Losses; and

     (j) Prior Acquisitions. Liabilities arising from contingent purchase price obligations resulting from acquisitions made by any of the Sellers prior to the date of the Agreement to the extent not included in the Audited Closing Date Transaction Balance Sheet or to the extent, regardless of inclusion in the Audited Closing Date Transaction Balance Sheet, that such obligations exceed $350,000 in the aggregate (such calculation shall also include contingent purchase price obligations resulting from acquisitions made by any of the Acquired Companies).

     Sellers shall retain and discharge all Retained Liabilities as and when due. After the Closing Date, Sellers shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any of the Retained Liabilities and Sellers shall have the right to conduct and control all negotiations and proceedings with respect thereto. The retention by Sellers of the Retained Liabilities, shall in no way expand the rights or remedies of any third party against any of Sellers or Purchaser as compared to the rights and remedies which such third party would have had against any of Sellers or Purchaser had Sellers not retained such liabilities.

2.05 Conveyance of the Assets. Except to the extent Purchaser elects not to acquire or assume an Asset pursuant to Section 11.05 of the Agreement, each of the Assets shall be conveyed to Purchaser, at the Closing, free and clear of all liens, pledges, security interests, charges, claims, undisclosed restrictions and encumbrances of any nature whatsoever other than Assumed Liabilities and Permitted Liens.

2.06 Election under Sections 338(g) and 338(h)(10) of the Code. Purchaser may, in its sole discretion, have the right to effect an election under Sections 338(g) and 338(h)(10) of the Code with respect to the purchase of the issued and outstanding capital stock of Preferred Florida Mortgages, Inc. In the event Purchaser makes an election or elections under Section 338(h)(10) of the Code, Sellers agree to join with Purchaser by taking whatever actions may be necessary to effect such election or elections. Sellers shall be liable for, and shall pay any tax attributable to the making of the Section 338(h)(10) election or elections and will indemnify Purchaser from and against any tax liability or other adverse tax consequences arising out of any failure to pay such tax provided Purchaser's election is consistent with Section 1.01(k) of the Agreement.


                                  ARTICLE III

                                 PURCHASE PRICE

3.01 Purchase Price and Method of Payment. Subject to adjustment as described in Section 3.03 of the Agreement, Purchaser shall pay Sellers the following (in the aggregate, the "Purchase Price"):

     (a) Eighty Million and No/100 Dollars ($80,000,000) (the "Cash Payment") shall be paid to Sellers on the Closing Date by wire of available federal funds to accounts designated by CMT Holding, Ltd.;

     (b) Ten Million and No/100 Dollars ($10,000,000) (the "Deferred Payment") shall be paid to Sellers by wire of available federal funds in two equal annual installments of Five Million and No/100 Dollars ($5,000,000) each commencing on the first anniversary of the Closing Date in accordance with the terms of the Note and to accounts designated by CMT Holding, Ltd.; and

     (c) up to Ten Million and No/100 Dollars ($10,000,000) (the "Earnout") shall be paid to CMT Holding, Ltd. by wire of available federal funds to accounts designated by CMT Holding, Ltd. in accordance with the terms of Section
3.02 of the Agreement. (f) 3.02 Payment of the Earnout; Adjustment of Lower EBITDA Threshold and Upper EBITDA Threshold; and Definition of EBITDA and Definition of Adjusted EBITDA.

     (a) Payment of the Earnout. In accordance with the following table, Purchaser shall pay CMT Holding, Ltd. the Earnout within six (6) months (subject only to such additional time as may be required pursuant to Section 3.02(e) of the Agreement) of the end of each of the Annual Periods ending on December 31, 2000, December 31, 2001 and December 31, 2002, respectively:

FOR THIS ANNUAL PERIOD:       MULTIPLY BY THIS      TIMES THE "ADJUSTED   BUT NOT EXCEEDING     EQUALS THE MAXIMUM
                              NUMBER                EBITDA" EXCEEDING     THIS AMOUNT (THE      AMOUNT OF THE
                                                    THIS AMOUNT (THE      "UPPER EBITDA         EARNOUT PAYABLE FOR
                                                    "LOWER EBITDA         THRESHOLD")           SUCH ANNUAL PERIOD
                                                    THRESHOLD")
The Annual Period
Ending on December 31, 2000      1.5                    $14,000,000           $16,000,000           $ 3,000,000
The Annual Period
Ending on December 31, 2001      1.75                   $16,000,000           $18,000,000           $ 3,500,000
The Annual Period
Ending on December 31, 2002      1.75                   $18,000,000           $20,000,000           $ 3,500,000
TOTAL                                                                                               $10,000,000


For example, if Adjusted EBITDA equals $18,000,000, $15,000,000 and $19,000,000 for the Annual Periods ending on December 31, 2000, December 31, 2001 and December 31, 2002, respectively, the Earnout payable by Purchaser to Sellers for such Annual Periods shall be $3,000,000, $0 and $1,750,000, respectively.

     (b) Adjustment of Lower EBITDA Threshold and Upper EBITDA Threshold.

         (i) Upon the occurrence of any of the following events prior to December 31, 2002, Purchaser and Sellers shall mutually agree to equitably and proportionally adjust the Lower EBITDA Threshold and the Upper EBITDA Threshold:

                           (1) there occurs a material disposition or diversion of assets or business operations of the Purchased Businesses;

                           (2) there occurs a material addition of other businesses operated by The St. Joe Company or its affiliates, other than Purchaser, to the Purchased Businesses;

                           (3) The St. Joe Company or any of its affiliates conducts a material amount of business with or directs a material amount of business to the Purchased Businesses; or

                           (4) The St. Joe Company or any of its affiliates provides funds (whether as capital, debt, or via Purchaser's internal cost of credit enhancement, guarantees or the like) for the Purchased Businesses for any purpose, including, without limitation, to fund deficits or capital expenditures, in excess of (i) $208,333.33 for each calendar month between the Closing Date and December 31, 1998 or (ii) Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) in any year during the Funding Period.

         (ii) In the event Purchaser and Sellers cannot mutually agree to adjust the Lower EBITDA Threshold and the Upper EBITDA Threshold within thirty
(30) days after the occurrence of an event requiring an adjustment in accordance with subsection (i) above, the matter shall be submitted to arbitration in accordance with Section 16.05 of the Agreement. The cost of such arbitration shall be shared equally by Purchaser and Sellers.

    (c) Definition of EBITDA. For purposes of the Agreement, the term "EBITDA" means net income of the Purchased Businesses (determined in accordance with generally accepted accounting principles consistently applied) before interest expense and the provision for income taxes, adjusted by adding back the amount of all amortization and depreciation that were deducted in arriving at Purchased Businesses' net income and excluding any portion of the Purchase Price.

    (d) Definition of Adjusted EBITDA. For purposes of the Agreement, the term "Adjusted EBITDA" means EBITDA adjusted as follows:

         (i) The following amounts shall be added to EBITDA to the extent such amounts are included in the calculation of EBITDA:

                           (1) any and all of Purchaser's expenses related to this transaction, including, without limitation, legal and accounting fees, consulting fees and investment banking fees;

                           (2)      any and all Conversion Costs;

                           (3) the amount paid by any of Sellers to Purchaser and its affiliates pursuant to
                                    Section 14.01(b) of the Agreement, solely to the extent the amount of the underlying indemnified claim is included as a deduction to EBITDA and reimburses Purchaser for payments that are charged against EBITDA;


                           (4) any director's fees, management fees, overhead and travel and entertainment expenses charged to the Purchased Businesses by The St. Joe Company or any of its affiliates other than Purchaser;

                           (5)      any taxes charged to the Purchased
                                    Businesses because of any activities of The
                                    St. Joe Company or any of its affiliates other than Purchaser;

                           (6) any expense incurred to acquire the right to use the "Arvida" trademark in connection with the conduct of the Realty Business;

                           (7) the amount by which, if any, (a) the expenses directly related to providing the Purchased Businesses' employees with The St. Joe Company's employee benefit plans, are greater than (b) the expenses which would have been incurred had the Purchased Businesses instead continued to provide its employees the benefits provided by Sellers and the Acquired Companies to the Leased Employees pursuant to renewals of the policies maintained for the benefit of the Leased Employees as of the Closing Date (such calculation shall take into consideration subsequent increases or decreases following the Closing Date in the premiums of such policies maintained by any of Sellers, any of the Acquired Companies, or Employee Lessor on behalf of any of Sellers and the Acquired Companies);

                           (8) items of extraordinary loss, as determined by generally accepted accounting principles consistently applied;

                           (9)      except as otherwise expressly provided in
                                    Section 3.02(e)(vi) of the Agreement, the additional incremental expense directly related to calculating and auditing EBITDA and Adjusted EBITDA over and above the expense of auditing the Purchased Businesses;

                           (10)     Intentionally Deleted;

                           (11) the amount by which, if any, (a) the expenses incurred by The St. Joe Company for goods or services acquired on behalf of the Purchased Businesses are greater than (b) the expenses which would have been incurred had the Purchased Businesses instead acquired such goods or services directly from unrelated third parties;

                           (12) any expenses incurred by The St. Joe Company on behalf of the Purchased Businesses which are not incurred by Purchased Businesses in the ordinary course of its business consistent with Sellers' and the Acquired Companies' past practices; and

                           (13) if applicable, in accordance with Section 3.02(e)(vi), the cost of determining the Earnout.

Notwithstanding anything contained in this Section to the contrary, EBITDA shall only be increased pursuant to Sections 3.02(d)(i)(11) or 3.02(d)(i)(12), if Sellers deliver written notice to Purchaser requesting an increase to EBITDA, within ten (10) business days of any of Sellers, Cope, Mueller, or Tooke obtaining knowledge that The St. Joe Company has or will (a) acquire a particular good or service on behalf of the Purchased Businesses or (b) incur any expenses on behalf of the Purchased Businesses.

                  (ii) There shall be added to EBITDA, an amount equal to the amount by which Purchaser has reduced the Purchased Businesses' ability to earn arbitrage investment income in accordance with the arbitrage investment practices of the Sellers described in Section 3.02(d)(ii) of the Disclosure Statement. The amount that will be adjusted is the amount by which (1) the Purchased Businesses' annual income directly related to arbitrage investments resulting from interest rate spreads is less than (2) the earnings from arbitrage investments the Purchased Businesses would have earned from arbitrage investments during such Annual Period had the Purchased Businesses continued Sellers' past arbitrage investment practices assuming a borrowing cost of

1.5% per annum and investment earnings based on the rate paid from time to time on thirty (30) day commercial paper rated A-1/P-1.

              (iii)    The following amounts shall be deducted from EBITDA:

                           (1) the amount by which, if any, (a) the expenses directly related to providing the Purchased Businesses' employees and leased employees The St. Joe Company's employee benefit plans are less than (b) the expenses which would have been incurred had the Purchased Businesses instead continued to provide its employees the benefits provided by Sellers and the Acquired Companies to the Leased Employees pursuant to renewals of the policies maintained for the benefit of the Leased Employees as of the Closing Date (such calculation shall take into consideration subsequent increases or decreases following the Closing Date in the premiums of such policies maintained by Sellers, any of the Acquired Companies or Employee Lessor);

                           (2) items of extraordinary gain, to the extent included in EBITDA, as determined by generally accepted accounting principles consistently applied;

                           (3) the amount by which, if any, (a) the expenses incurred by The St. Joe Company for goods or services acquired on behalf of the Purchased Businesses are less than (b) the expenses which would have been incurred had the Purchased Businesses instead acquired such goods or services directly from unrelated third parties;

                           (4) the amount paid by any of Sellers to Purchaser and its affiliates pursuant to
                                    Section 14 of the Agreement, to the extent such indemnification payment is included in EBITDA and reimburses Purchaser for payments that are not charged against EBITDA; and

                           (5) other than the interest earnings described in Section 3.02(d)(ii) of the Agreement, the amount of interest income on, and earnings from passive investments of, cash, to the extent included in EBITDA.

Notwithstanding anything contained in this Section to the contrary, EBITDA shall only be decreased pursuant to Section 3.02(d)(iii)(3), if Purchaser delivers written notice to Sellers requesting a decrease in EBITDA, within ten (10) days of Purchaser obtaining knowledge that The St. Joe Company has or will acquire a particular good or service on behalf of the Purchased Businesses.

       (e)    Calculation of EBITDA and Adjusted EBITDA.

              (i) Within ninety (90) days of the end of each Annual Period through December 31, 2002, Purchaser shall deliver to Sellers the following for such Annual Period:

                            (1)    audited financial statements for the
                                   Purchased Businesses;

                            (2) as determined by Purchaser and its outside independent certified public accountants, the calculated amount of Adjusted EBITDA and the Earnout with respect thereto (the "Earnout Determination"); and

                            (3)    the reports of Purchaser's outside
                                   independent certified public accountants relating to the calculation of Adjusted EBITDA and the Earnout Determination (collectively, the "Earnout Documents").

              (ii) If, within thirty (30) days after the date on which Purchaser fully complies with Section 3.02(e)(i), Sellers shall not have delivered to Purchaser notice setting forth in detail the objections of Sellers to the Earnout Determination, then the Earnout Determination shall be final and binding upon Purchaser and Sellers and Purchaser shall pay the specified Earnout, if applicable. During such thirty (30) day period, Sellers shall have complete access to all working papers, data, books and records and other information prepared or used by Purchaser and such independent certified public accountants to determine Adjusted EBITDA and the Earnout Determination and to prepare the Earnout Documents.

              (iii) In the event Sellers deliver written notice to Purchaser objecting to the Earnout Determination within such thirty (30) day period, Purchaser and Sellers shall use all reasonable efforts to resolve the dispute within thirty (30) days following the delivery of such notice to Purchaser. Sellers' objection shall specify, in as much detail as possible, the specific items of disagreement and the reasons therefor.

              (iv) If Purchaser and Sellers are unable to reach an agreement on the Earnout within such thirty (30) day period, the dispute shall, within ten
(10) days thereafter, be submitted by either party to a mutually agreed upon nationally recognized "Big 6" firm of independent certified public accountants that shall make its determination of the Earnout and Adjusted EBITDA within thirty (30) days of such submission. The determination of the Earnout and Adjusted EBITDA of such accounting firm shall be final and binding upon Purchaser and Sellers.

              (v)    Purchaser shall pay the applicable Earnout on the later of
(a) six (6) months after the end of the applicable Annual Period or (b) within fifteen (15) days after the earlier of (1) Purchaser and Sellers agreeing on the Earnout or (2) the parties receiving the determination of Adjusted EBITDA and the Earnout from the selected accounting firm pursuant to subsection (iv) above.

              (vi) If such selected accounting firm determines that the Earnout is actually less than ninety-five percent (95%) of the Earnout Determination, then the cost of such accounting firm shall be paid solely by Sellers. If the accounting firm determines that the Earnout is actually more than one hundred five percent (105%) of the Earnout Determination, then the cost of such accounting firm shall be paid solely by Purchaser and shall not reduce Adjusted EBITDA. In all other cases the cost of such accounting firm shall be paid by Purchaser and shall reduce such Annual Period's Adjusted EBITDA and, if applicable, such Annual Period's Earnout.

              (vii) The St. Joe Company and Purchaser covenant and agree that, during the Funding Period: (a) the books and records of the Purchased Businesses shall be maintained in a manner that will enable Purchaser's accounting firm to audit Purchaser's financial statements for each Annual Period and to make the adjustments necessary to determine Adjusted EBITDA pursuant to the Agreement; and (b) The St. Joe Company shall deliver the Earnout Documents for each Annual Period to Sellers.

3.03 Adjustment to Purchase Price.

       (a) Adjustment to Purchase Price. The Purchase Price shall be adjusted after the Closing in the following manner:

              (i) to the extent not reflected in the Audited Closing Date Transaction Balance Sheet as a liability, the Purchase Price shall be reduced by the amount received by any of Sellers and the Acquired Companies from brokers, sales agents and others related to the Legal Support Program for periods after June 30, 1998;

              (ii) the Purchase Price shall be increased by one-twelfth (1/12) of the total amount to be paid into the Legal Support Program for the period from July 1, 1998 through June 30, 1999 for each calendar month that elapses between July 1, 1998 and the Closing Date;

              (iii) the Purchase Price shall be adjusted after the Closing Date in accordance with Sections 3.03(b)(v) and 3.03(c); and

              (iv) Purchaser shall have the right to setoff against the Deferred Payment and the Earnout the amount, if any, of Sellers' monetary obligations to Purchaser pursuant to Sections 3.03(b)(v) and 3.03(c), the Indemnification Amount described in Section 14.03 of the Agreement and any amounts determined to be payable following arbitration pursuant to Section 16.05 of the Agreement.

       (b) 1998 Audited Financial Statements and Audited Closing Date Transaction Balance Sheet.

              (i) Not later than sixty (60) days after the Closing Date, Sellers shall deliver to Purchaser the 1998 Audited Financial Statements and the Audited Closing Date Transaction Balance Sheet. Sellers shall provide Purchaser with any detailed back-up materials Purchaser may request relating to such financial statements. Sellers shall also provide Purchaser with a certificate signed by Cope and Sticco certifying the accuracy of the 1998 Audited Financial Statements and the Audited Closing Date Transaction Balance Sheet and any back-up materials Purchaser may request. The 1998 Audited Financial Statements shall be prepared in accordance with generally accepted accounting principles, applied on a consistent basis, in accordance with past practice and shall present fairly the financial position of Sellers and the Acquired Companies, as of the date and for the period indicated.

              (ii) Within thirty (30) days of the delivery of the 1998 Audited Financial Statements and the Audited Closing Date Transaction Balance Sheet to Purchaser, Purchaser or its representatives shall complete a review of the items reflected in the Audited Closing Date Transaction Balance Sheet and shall issue a report on the amounts reflected therein stating any further adjustments which in their opinion should be made thereto and the reasons such adjustments are required (the "Final Adjustment").

              (iii) Within ten (10) days after delivery to Sellers of the Final Adjustment prepared by Purchaser or its representatives, Sellers shall notify Purchaser in writing that Sellers either (a) agree with the Final Adjustment or
(b) desire to exercise Sellers' rights under subsection (iv) below.

              (iv) If Sellers disagree with the Final Adjustment as prepared by Purchaser or its representatives and Purchaser and Sellers cannot agree on the Final Adjustment within thirty (30) days, the matter shall be submitted within ten (10) days to a mutually agreed upon nationally recognized "Big 6" firm of independent public accountants for determination. The determination of such selected accounting firm shall be final and binding upon Purchaser and Sellers. The cost of obtaining such determination shall be shared equally by Purchaser and Sellers.

              (v) Within three (3) days of the agreement of Purchaser and Sellers on the Final Adjustment or delivery of the determination of the Final Adjustment by the selected accounting firm pursuant to subsection (iv) above, the following shall occur:

                     (1) if (a) the value of the Assets reflected on the Audited Closing Date Transaction Balance Sheet is greater than (b) the value of the Assumed Liabilities reflected on the Audited Closing Date Transaction Balance Sheet, then Purchaser shall pay Sellers such difference; or

                     (2) if (a) the value of the Assets reflected on the Audited Closing Date Transaction Balance Sheet is less than (b) the value of the Assumed Liabilities reflected on the Audited Closing Date Transaction Balance Sheet, then Sellers shall pay Purchaser such difference.

       (c) Credit for Illness Reserve. Purchaser shall receive a credit against the Purchase Price at Closing equal to $50,000 for Purchaser's assumption of Sellers' obligation for the illness reserve pursuant to Section 2.03(f) of the Agreement, which credit shall be reduced to the extent such amount is included as a liability on the Audited Closing Date Transaction Balance Sheet.

3.04 Allocation of Purchase Price and Assumed Liabilities . The Purchase Price shall be allocated for tax reporting purposes as agreed to by Purchaser and Sellers in the manner set forth in Exhibit 3.04 attached to the Agreement (which
Exhibit 3.04 shall be delivered by Sellers and mutually agreed upon and initialed by the parties on or before the expiration of the Inspection Period). Purchaser and Sellers shall adjust the valuations set forth in Exhibit 3.04 only for changes in the Assets and the Assumed Liabilities subsequent to the date of the Interim Financial Statements. Purchaser and Sellers declare that the valuation of the Assets and the Assumed Liabilities has been determined in good faith and as the result of arms' length bargaining and Purchaser and Sellers agree that no position inconsistent with the allocation agreed to by Purchaser and Sellers shall be taken by either party before any governmental or judicial authority. Purchaser and Sellers agree to file Internal Revenue Service Form 8594 in accordance with the agreed upon allocation referenced in Exhibit 3.04, as adjusted.


                                   ARTICLE IV

                              DISCLOSURE STATEMENT

4.01 Disclosure Statement. Sellers shall deliver to Purchaser a document (the "Disclosure Statement") of even date herewith and delivered contemporaneously with the execution of the Agreement disclosing the information and containing the documents specified in the Agreement and such document will become part of the Agreement. Sellers shall provide Purchaser with an update and supplement to the Disclosure Statement, if necessary, to ensure the accuracy and completeness of the Disclosure Statement as of the Closing Date. Such supplement shall be hereinafter referred to as the "Disclosure Statement Supplement". If the Closing occurs, all references to the "Disclosure Statement" shall be understood to mean and refer as well to any Disclosure Statement Supplement.

                                   ARTICLE V

                    SELLERS' REPRESENTATIONS AND WARRANTIES

     Each of Sellers hereby, jointly and severally, represents and warrants to Purchaser as of the date of the Agreement (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations Purchaser has made or may hereafter make, with respect to such warranties and representations), as follows:

5.01 Due Organization; Structure.

     (a) Entities Owned by Sellers. Section 5.01(a) of the Disclosure Statement is a true and complete list of the state of organization and each of the names of all entities which are owned or controlled by CMT Holding, Ltd., or conduct any of the Sellers' Businesses and all entities to which any of the foregoing are successors due to merger or reorganization since August 31, 1990, and as to each of them, a true and complete list of all states where they have been qualified to do business since August 31, 1990 and all names under which they have ever transacted business since August 31, 1990. Except as set forth in
Section 5.01(a) of the Disclosure Statement, none of Sellers nor any of the Acquired Companies own, possess or otherwise hold or have an interest in, directly or indirectly, any other entity.

     (b) Due Organization. Each of Sellers and each of the Acquired Companies
(i) is a duly organized and validly existing limited partnership or corporation under the laws of the state in which Section 5.01(a) of the Disclosure Statement indicates it is organized and (ii) has the power and lawful authority to own its properties and to transact the business in which it is currently engaged. Except as disclosed in Section 5.01(a) of the Disclosure Statement, none of Sellers nor any of the Acquired Companies is, nor is required to be, qualified to transact business as a foreign entity in any jurisdiction.

5.02 Power and Authority.

     (a) Power and Authority. Each of Sellers has full corporate or partnership power to enter into the Agreement and to carry out its respective obligations under the Agreement, including, but not limited to, the power and authority to effect any of the elections contemplated under Section 2.06 of this Agreement. The execution and delivery of the Agreement and the other agreements, documents and instruments required to be executed and delivered by any of Sellers pursuant to the Agreement (collectively, the "Sellers' Documents") and the consummation of the transactions contemplated to be performed by Sellers under the Agreement and each of the Sellers' Documents have been duly and validly authorized by each of Sellers. No other acts or proceedings on the part of any of Sellers or any of the Acquired Companies will be necessary to authorize the performance of the Agreement or the Sellers' Documents by Sellers or the transactions contemplated by the Agreement and the Sellers' Documents.

     (b) Valid and Binding Obligation. The Agreement and the Sellers' Documents constitute a valid and legally binding obligation of each of Sellers enforceable against each of Sellers in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.

     (c) No Violation. Except as disclosed in Section 5.02(c) of the Disclosure Statement, neither the execution and delivery of the Agreement or the Sellers' Documents, nor the consummation of the transactions contemplated by the Agreement or the Sellers' Documents, nor compliance by Sellers with any of the provisions of the Agreement and the Sellers' Documents, will:

     (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the actual or possible termination of, or accelerate the performance required by any note, bond, mortgage, indenture, deed of trust, contract, permit, license, agreement, lease or other instrument or obligation to which any of Sellers is a party, or by which any of Sellers, any of the Acquired Companies, any of the Assets, or the Assumed Liabilities, may be bound or affected, or result in the creation of any lien, security interest, charge or encumbrance upon any of the Assets or the Assumed Liabilities; or

     (ii) violate any order, judgment, writ, injunction, decree, or any law, statute, rule, ordinance or regulation, applicable to any of Sellers, any of the Acquired Companies, or any of the Assets or the Assumed Liabilities.

     5.03 Accuracy . Neither the representations or warranties of Sellers to Purchaser set forth in the Agreement, the Disclosure Statement, nor any certificate, instrument, or document executed by any officer, director or Constituent Partner of any of Sellers delivered pursuant to the Agreement contains any untrue statement of a fact or omits to state a fact necessary in order to make the statements included herein or therein not misleading in light of the circumstances under which they were made. Without limiting the generality of the foregoing, the information concerning any of Sellers and any of the Acquired Companies provided to Purchaser by any officer, director or general partner of any of Sellers or any of the Acquired Companies for use in any filing or application to be made with any governmental body in connection with the transactions contemplated by the Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

5.04 Approvals. Except as required by the HSR Act or disclosed in Section 5.04 to the Disclosure Statement, no permits, approvals, consents, satisfaction of waiting periods, or waivers thereof of agencies of any jurisdiction or governmental body, or of any other person whatsoever related exclusively to any of Sellers or any of the Acquired Companies, are necessary to allow any of Sellers or any of the Acquired Companies to consummate the transactions contemplated by the Agreement in compliance with, and not in breach of, all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any contract or obligation binding upon any of Sellers or any of the Acquired Companies.

5.05 Brokers. Neither the Agreement nor the sale and purchase of the Assets or any other transaction contemplated by the Agreement was induced by or procured through any person, firm, corporation or other entity acting on behalf of, or representing any of Sellers or any of the Acquired Companies as a broker, finder, investment banker, financial advisor or in any similar capacity.

5.06 Financial Statements; Books of Account.

     (a) Accuracy. Exhibit 5.06(a) of the Disclosure Statement is a true and complete copy of the 1997 Audited Financial Statements and the Interim Financial Statements. The 1997 Financial Statements and the Interim Financial Statements are in accordance with the books and records of each of Sellers and each of the Acquired Companies. The Interim Financial Statements present fairly the financial position and results of operations of each of Sellers and each of the Acquired Companies at the date and for the period indicated thereon (except for such year end adjustments and explanatory footnotes as are customarily included in audited financial statements). The 1997 Audited Financial Statements together with the notes thereto, have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis, in accordance with past practice and present fairly the financial position and results of operation of each of Sellers and each of the Acquired Companies, as of the date and for the period indicated therein.

     (b) All Transactions Disclosed. None of Sellers nor any of the Acquired Companies has engaged in any transaction, maintained any bank account or used any of the funds of any Sellers or any of the Acquired Companies in the conduct of the Sellers' Businesses except for Excluded Assets or transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of each of Sellers and each of the Acquired Companies.

     (c) No Overstatement or Understatement. The value of all assets listed in the Financial Statements are not overstated and the liabilities listed in the Financial Statements are not understated and do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. Except as disclosed in Section 5.06(c) of the Disclosure Statement, there are no extraordinary or material non-recurring items of income or expense during the periods covered by the 1997 Audited Financial Statements or the Interim Financial Statements.

     (d) Banking. Section 5.06(d) of the Disclosure Statement is a true and complete list of (i) each bank, safety deposit facility and other financial institution in which any of Sellers and any of the Acquired Companies has an account (including Escrow Accounts), line of credit, safety deposit box or other financial agreement together with a brief description of the financial arrangement involved,(ii) each of the Bank Accounts and (iii) the names of all persons authorized to draw on or make use of each such account, credit line or other financial arrangement or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

     (e) Escrow Accounts. Section 5.06(e)(i) of the Disclosure Statement is a true and complete list of depositors and amounts of all escrow arrangements entered into in the ordinary course of business and, to the extent not included on such list, a copy and list of all escrow agreements to which any of Sellers and any of the Acquired Companies is a party and pursuant to which Purchaser will have obligations following the Closing. Except as set forth in Section 5.06(e)(ii) of the Disclosure Statement, the Escrow Accounts have been handled in accordance with all agreements pertaining thereto and all applicable federal and state laws, statutes, ordinances, rules and regulations.

5.07 Offices; Title to Property: Leases, Buildings Structures and Appurtenances.

     (a) Offices. Section 5.07(a) of the Disclosure Statement is a true and complete list of each of Seller's and each of the Acquired Company's offices and places of business.

     (b) Title to Property; Leases. Except as disclosed in Section 5.07(b) of the Disclosure Statement, (i) none of Sellers nor any of the Acquired Companies owns legal or equitable title to any real property, (ii) each of the Leases is in full force and effect, (iii) none of the Leases has been modified except to the extent that such modifications are disclosed by the copies of such Leases delivered to Purchaser, (iv) none of Sellers nor any of the Acquired Companies is in breach of, has failed to perform an obligation of, or is in default under, the Leases in any respect, and no event or action has occurred, is pending, or is, to any of Seller's knowledge, threatened, which after the giving of notice, or the lapse of time, or otherwise, would constitute or result in a breach or default in any respect by any of Sellers or any of the Acquired Companies under the Leases, (v) none of Sellers nor any of the Acquired Companies has received notice that any landlord under the Leases intends to cancel, suspend or terminate any of the Leases or to exercise or not exercise any options under any of the Leases and (vi) each of Sellers and each of the Acquired Companies is in possession of all premises leased to it pursuant to the Leases.

     (c) Buildings, Structures and Appurtenances. Except as disclosed in Section 5.07(c) of the Disclosure Statement, and to the knowledge of each of Sellers without Sellers or the Acquired Companies having conducted any inspection of same, (i) all buildings, structures and appurtenances which are the subject of the Leases are in good operating condition and in a state of good repair, and are adequate and suitable for the purposes for which they are being used, (ii) none of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, nor the operation of the Sellers' Businesses therein, violates any documents or restrictive covenants or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others and (iii) no condemnation proceeding is pending or, to the knowledge of any of Sellers, threatened which would preclude or impair the use of any of the Leases by any of Sellers or the Acquired Companies for the purposes for which it is currently used.

5.08 Assets; Title to and Character of Assets.

     (a) Assets. Section 5.08(a) of the Disclosure Statement is a true and complete list of any equipment, furniture, fixtures, inventory, supplies, furnishings, machinery, parts, computer equipment, vehicles and all other tangible and intangible personal property owned or leased by any of Sellers and any of the Acquired Companies which is related to or used in the Sellers' Businesses, specifying, as to owned property, its aggregate cost or original value and the net book value and, with respect to property subject to a Personal Property Lease, specifying the identity of the lessor, the rental rate and the unexpired term of the lease for each lease requiring an annual payment of $25,000 or more; provided, however, Sellers represent that the aggregate rental payment due under all Personal Property Leases not listed in Section 5.08(a) of the Disclosure Statement will not exceed $50,000 per annum.

     (b) Title to and Character of Assets. Except for (i) security interests, liens, charges and encumbrances disclosed in Section 5.08(b) of the Disclosure Statement and (ii) Permitted Liens and subject to the Assumed Liabilities, Sellers own and have good and marketable title to all the Assets, free and clear of all leases, conditional sales contracts, licenses, security interests, liens, charges and encumbrances of any nature whatsoever. The Assets constitute all the tangible and intangible personal property necessary for the conduct of the Sellers' Businesses.

     (c) Transfer of Assets. Except for (i) security interests, liens, charges and encumbrances disclosed in Section 5.08(b) of the Disclosure Statement and
(ii) Permitted Liens and subject to the Assumed Liabilities, upon the sale, transfer and assignment of the Assets pursuant to the Agreement, there shall be vested in Purchaser good and valid title to all of the Assets free and clear of any lien, security interest, encumbrance or restrictions. Each of Sellers covenant and agree that each of Sellers will warrant and defend the title to the Assets against all lawful claims, demands and charges of third parties.

     (d) Condition of Property. Except as disclosed in Section 5.08(d) of the Disclosure Statement, all tangible personal property owned or leased by any of Sellers or any of the Acquired Companies is in good operating condition and repair, subject to normal wear and tear. There are no outstanding agreements, options or commitments of any nature obligating any of Sellers or any of the Acquired Companies to transfer any of the Assets or the Assumed Liabilities or rights or interests therein to any other party.

5.09 Related Parties. Except as disclosed in Section 5.09 of the Disclosure Statement, no officer, director, shareholder or Constituent Partner of any of the Sellers or any of the Acquired Companies, nor any child or spouse of any of them (a) has any direct or indirect interest in (i) any entity which does business with, or competes with, any of Sellers or any of the Acquired Companies, or (ii) any property, asset or right which is used by any of Sellers or any of the Acquired Companies in the conduct of the Sellers' Businesses, or
(b) has any contractual relationship with any of Sellers or any of the Acquired Companies, including, without limitation, as debtor or creditor, other than a relationship arising from the status of officer, director, employee, shareholder or partner. Notwithstanding the foregoing, Sellers shall not be required to disclose in Section 5.09 of the Disclosure Statement the ownership of stock in any company or other securities of any company or entity provided such stock or securities are traded on a national or regional stock exchange or over-the-counter and the individual owning such stock or securities owns five percent (5%) or less of the stock or securities of such company or entity.

5.10 Acquisitions. Section 5.10(a) of the Disclosure Statement sets forth a true and complete list of all acquisitions made by any of Sellers and any of the Acquired Companies since August 31, 1990. Except as set forth in Section 5.10(b) of the Disclosure Statement, none of Sellers nor any of the Acquired Companies has any remaining obligations relating to such acquisitions

5.11 Ownership of Interests.

     (a) Section 5.11(a) of the Disclosure Statement is a true and complete list of all shareholders and partners of each of Sellers and any of the Acquired Companies, as applicable, together with such shareholders and partners respective ownership interests in Sellers and any of the Acquired Companies, and, except as disclosed in Section 5.11(a) of the Disclosure Statement, such parties are the owners of record and beneficially of their respective ownership interests in each of Sellers and any of the Acquired Companies, free and clear of all rights, proxies, voting trusts, shareholder agreements, claims, liens, security interests, assessments, levies, restrictions, options and encumbrances of any nature whatsoever, and such interests have not been sold, pledged, hypothecated, assigned or otherwise transferred except pursuant to the Agreement. No other person or entity has any right whatsoever to any additional ownership interests of Sellers.

     (b) The Shares constitute all of the issued and outstanding capital stock of the Acquired Companies. The Shares are fully paid and nonassessable. Other than the Option Agreement, there are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating any of the Acquired Companies to authorize, issue or transfer any additional shares of capital stock.

5.12 Line of Credit. Except as disclosed in Section 5.12 of the Disclosure Statement, no Seller nor any Acquired Company is subject to any outstanding obligations underlying any lines of credit.

5.13 Incentive Programs and Bonuses.

     (a) Section 5.13(a) of the Disclosure Statement sets forth a true and complete list of all Incentive Programs. During the first twelve (12) months immediately following the Closing Date, the total liabilities incurred by the Purchased Businesses for continuing the Incentive Programs not reflected in
Section 5.13(a) of the Disclosure Statement shall not exceed Twenty Thousand and No/100 Dollars ($20,000) in excess of the amount accrued for Sellers' and the Acquired Companies' liabilities pursuant to the Incentive Programs on the Audited Closing Date Transaction Balance Sheet and, if such Incentive Programs had been discontinued as of the Closing Date, there would be no liability thereunder accruing at any time after twelve (12) months after the Closing Date.

     (b) The Earnout shall be distributed by Sellers to: (i) the partners of CMT Holding, Ltd. and the shareholders of CMT Holding, Inc. in accordance with the ownership interests of the partners and shareholders, respectively, set forth in
Section 5.11(a) to the Disclosure Statement; or (ii) such other individuals or according to such other formula or method determined by Sellers, in their sole and absolute discretion, as set forth in advance written notice to Purchaser. Purchaser shall not consider any such distribution in the determination of salary, bonus, award or other compensation payable by Purchaser to such individuals for services rendered to Purchaser after the Closing Date.

5.14 Environmental Matters.

     (a) Compliance with Environmental Laws. Except as disclosed in Section 5.14(a) of the Disclosure Statement, each of Sellers and each of the Acquired Companies is in compliance with all terms and conditions, limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in Environmental Laws or contained in any code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

     (b) Continued Compliance with Environmental Laws. None of Sellers nor any of the Acquired Companies is aware of, nor has received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws.

5.15 Accounts Receivable, Accounts Payable and other Receivables.

     (a) True and Complete Detail of Receivables. Exhibit 5.15(a) of the Disclosure Statement is a true and complete detail, including aging, of each of Seller's and each of the Acquired Company's accounts receivable and accounts payable as of the last day of the calendar month occurring at least fifteen (15) days prior to the date of this Agreement.

     (b) Acquired in Ordinary Course. Except as disclosed in Section 5.15(b) of the Disclosure Statement, the accounts, notes, contracts and other receivables and work in progress which are reflected on the Interim Financial Statements were acquired by each of Sellers and each of the Acquired Companies in the ordinary and regular course of the Sellers' Businesses arising from bona fide deliveries of goods, services or other transactions and the aggregate gross amount of the accounts, notes, contracts and other receivables which are reflected in the Interim Financial Statements (without reduction for any bad debt or other reserve) are collectable in full or will be collected, as the case may be, in full, in the ordinary and regular course of business, net of any disclosed reserve for doubtful accounts.

     (c) Collected or Collectable. Except as disclosed in Section 5.15(c) of the Disclosure Statement, the accounts, notes, contracts and other receivables which have been or will be acquired by any of Sellers and any of the Acquired Companies after the date of the Interim Financial Statements were or will be acquired in the ordinary and regular course of business and the aggregate amount thereof (without reduction for any bad debt or other reserve) has been collected in full or will be collected in full, in the ordinary and regular course of business, net of any disclosed reserve for doubtful accounts set forth in the Audited Closing Date Transaction Balance Sheet.

5.16 Contracts; Leases.

     (a) List of All Contracts. Except as otherwise listed or disclosed in the Disclosure Statement, Section 5.16(a) of the Disclosure Statement is a true and complete list of the Contracts involving commitments by a party thereto which
(i) have a monetary value of $10,000 or more individually or $50,000 in the aggregate with the same party, and (ii) are material to or materially affect the Sellers' Businesses or the Assets.

     (b) Leases. Section 5.16(b) of the Disclosure Statement is a true and complete list of the following information regarding each of the Leases: (i) the lessor and the lessee thereof; (ii) the date and term; and (iii) the Sellers' Businesses conducted on the property.

     (c) Standard Form of Agreements and Non-Standard Form of Agreements. Attached as Exhibit 5.16(c) to the Disclosure Statement is a true and complete copy of each of Seller's and each of the Acquired Company's standard form of agreement with its independent sales representatives or contractors and a copy of any agreements with independent sales representatives or contractors having current and effective non-standard agreements.

     (d) All Contracts and Leases Valid; No Breach.

         (i) Except as disclosed in Section 5.16(d)(i) of the Disclosure Statement, the Contracts and the Leases, including, without limitation, the Franchise Agreement, are valid, binding and enforceable on and against each of Sellers and each of the Acquired Companies, as applicable, and against the other parties thereto, in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.

          (ii) Except as disclosed in Section 5.16(d)(ii) of the Disclosure Statement, (1) none of Sellers, any of the Acquired Companies, nor, to any of Seller's knowledge, any other person, firm, corporation or entity, is in breach of, or default under, any of the Leases or any of the Contracts in any respect,
(2) no event or
action has occurred, is pending, or to any of Seller's knowledge, is threatened, which after the giving of notice, or the lapse of time, or otherwise, would constitute or result in a breach or default in any respect by any of Sellers or any of the Acquired Companies or, to any of Seller's knowledge, any other person, firm, corporation or entity, under any of the Leases or the Contracts and (3) none of Sellers nor any of the Acquired Companies has received notice that any party to any of the Leases or the Contracts intends to cancel, suspend or terminate any of the Leases or the Contracts or to exercise or not exercise any options under any of the Leases or any of the Contracts.

5.17 Employee Matters; Employee Benefit Plans; Non-Competition Agreements; Employment Agreements; and Similar Arrangements.

     (a) Leased Employees. The Employee Leasing Agreement may be terminated by Sellers and the Acquired Companies, without penalty, upon sixty (60) days notice. The Employee Leasing Agreement may be assigned to Purchaser with the consent of the Employee Lessor. Except for the individuals designated as employees in Section 5.17(a) of the Disclosure Statement (which excludes employees of the Employee Lessor that work for the Sellers' Businesses), no other individuals are employees in the Sellers' Businesses.

     (b) Disclosure of Personnel. Section 5.17(b) of the Disclosure Statement contains a true and complete list of the names and addresses of all officers, directors, partners and shareholders of any of Sellers and the Acquired Companies, the Realty Business' independent brokers and sales agents and the Leased Employees, stating the positions, the Seller or the Acquired Company for which they provide a majority of their services, dates of hire, current rates of compensation, the amounts actually paid to such individuals during the calendar year ended December 31, 1997 and accrued vacation and bonuses payable by any of Sellers or any of the Acquired Companies to or with respect to each.

     (c) Brokers and Sales Agents. Section 5.17(c) of the Disclosure Statement is a true and complete list, for calender year 1996, calender year 1997 and calender year 1998 to date, of the Realty Business' brokers and sales agents ranked, (a) on a company-wide basis, by gross commission income and (b) on an office-by-office basis, by gross commission income.

     (d) Loan Officers. Section 5.17(d) of the Disclosure Statement is a true and complete list, for calendar year 1997 and calendar year 1998 to date, of the Mortgage Business' loan officers and their respective compensation during such periods.

     (e) Employee Benefit Plans.

     (i) Section 5.17(e)(i) of the Disclosure Statement lists all employee benefit plans, whether or not any of Sellers or any of the Acquired Companies maintain or otherwise contribute to such benefit plans, and labor and employment agreements for all employees of any of Sellers or any of the Acquired Companies and all Leased Employees or other similar arrangements to which any of Sellers or any of the Acquired Companies or any ERISA Affiliate contribute, are a party or by which they are bound, legally or otherwise (collectively, "Benefit Plans"), including, without limitation, (1) any profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, severance, welfare or incentive plan, agreement or arrangement, (2) any plan, agreement or arrangement providing for "fringe benefits" or perquisites to employees, officers, directors or agents, including but not limited to benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, medical, dental, hospitalization, life insurance and other types of insurance, (3) any employment agreement, oral or written and (4) any other "employee benefit plan" (within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA"). Exhibit 5.17(e)(i) of the Disclosure Statement contains true and complete copies of all written Benefit Plans.

              (ii) No Benefit Plan, nor any prior plan or arrangement for which the Sellers' Businesses have ever had a liability or responsibility, is, or was, subject to Title IV of ERISA or a multiemployer plan (within the meaning of Section 3(37) of ERISA) and except as disclosed in Section 5.17(e)(ii) of the Disclosure Statement, no Benefit Plan is a stock bonus, pension or profit sharing plan within the meaning of Section 401(a) of the Code. Each Benefit Plan which is intended to be qualified under the terms of Code Section 401(a) is noted in Section 5.17(e)(ii) of the Disclosure Statement. No ERISA Affiliate maintains a plan that is subject to Title IV of ERISA or that is a multiemployer plan.

              (iii) Except as disclosed in Section 5.17(e)(iii) of the Disclosure Statement, (1) there are no actions, suits or claims pending or, to any of Seller's knowledge, threatened against such Benefit Plans or their assets, or arising out of such Benefit Plans, (2) no facts exist which could give rise to any such actions, suits or claims which would have a material adverse effect on the Sellers' Businesses prior to Closing or the Purchased Businesses after the Closing and (3) each of Sellers and each of the Acquired Companies has performed all of its respective obligations under all such Benefit Plans in all respects, all of which are in full force and effect.

              (iv) Except as disclosed in Section 5.17(e)(iv) of the Disclosure Statement, each of the Benefit Plans can be terminated within a period of sixty (60) days without payment of any additional compensation or additional vesting or acceleration of any such benefits.

              (v) Except as disclosed in Section 5.17(e)(v) of the Disclosure Statement, (1) none of Sellers nor any of the Acquired Companies is in default under the Benefit Plans and (2) there have been no claims of defaults and, to the best knowledge of any of Sellers, there are not facts or conditions which if continued will result in a default under these contracts or arrangements.

              (vi) Subject to Section 5.13(a) and except for the Assumed Liabilities or as disclosed in Section 5.17(e)(v) of the Disclosure Statement, as of the Closing all contributions for all Benefit Plans shall have been paid or accrued on the 1998 Audited Balance Sheet.

              (vii) Except as disclosed in Section 5.17(e)(v) of the Disclosure Statement, all Benefit Plans obligations are fully funded or fully insured to the extent such Benefit Plans are required to be funded or insured pursuant to the terms of such Benefit Plans or applicable law.

              (viii) Sellers have provided Purchaser all documents, including, but not limited to, the funding agreement and current financial statements, Forms 5500 and summary plan description for each Benefit Plan.

       (f) Compliance with ERISA, the Code and other Employment Laws. Except as disclosed in Section 5.17(f) of the Disclosure Statement, (i) each of Sellers, each of the Acquired Companies and Employee Lessor, with respect to the Leased Employees, are in full compliance with the applicable provisions of ERISA and the Code (as amended through the date of the Agreement), the regulations and published authorities thereunder, and all other laws applicable with respect to all Benefit Plans in all respects, (ii) there has been no act or omission by any of Sellers, any of the Acquired Companies, or Employee Lessor with respect to the Leased Employees, or any ERISA Affiliate that has given rise to or may give rise to fines, penalties, taxes, or related charges under Section 502(c) or (i) or Section 4071 of ERISA or Chapter 43 of the Code, (iii) each of Sellers, each of the Acquired Companies, and Employee Lessor have complied in all respects with, and are not in violation in any respect of, applicable federal, state and local equal employment opportunity and other employment of labor statutes, laws and regulations with respect to the Leased Employees, including without limitation, those involving health and safety matters and (iv) there are no pending or threatened labor practice charges, and none of Sellers, any of the Acquired Companies, or Employee Lessor has taken any action which could give rise to any unfair labor practice charge by Leased Employees.

       (g) Group Health Plans. Except as disclosed in Section 5.17(g) of the Disclosure Statement, each of Sellers, each of the Acquired Companies and the Employee Lessor's group health plans maintained for personnel used by each of Sellers and each of the Acquired Companies have been operated in compliance with the group health plan continuation coverage requirements of Part 6 of Title I of ERISA and 4980B of the Code in all respects to the extent such requirements are applicable.

       (h) Collective Bargaining Agreements. Except as disclosed in Section 5.17(h) of the Disclosure Statement, (i) none of Sellers nor any of the Acquired Companies is a party to any collective bargaining agreement, (ii) no such agreement determines the terms and conditions of employment of any Leased Employees, (iii) no collective bargaining agent has been certified as a representative of any Leased Employees, (iv) no representation campaign or election is now in progress with respect to any Leased Employee, (v) there is no labor trouble, dispute, grievances, controversies, strike or request for union representation pending, or, to the knowledge of any of Sellers, threatened, relating to or affecting the Sellers' Businesses and (vi) to the knowledge of any of Sellers, there is no occurrence or any event which could give rise to any such trouble, dispute, controversy, strike or request for representation.

     (i) Accrued Vacation Time, Sick Time or Personal Time. Section 5.17(i) of the Disclosure Statement is a true and complete list, by individual, of any of Seller's, any of the Acquired Company's, and the Employee Lessor's obligations to the Leased Employees or applicable governmental agency, including all applicable taxes and withholding obligations, for vacation time, sick time or personal time or earned time-off accrued pursuant to their services on behalf of any of Sellers or any of the Acquired Companies.

     (j) Non-competition Agreements. Section 5.17(j) of the Disclosure Statement is a true and complete list of all non-competition agreements to which any of Sellers or any of the Acquired Companies is a party.

     (k) Confidentiality Agreements. Section 5.17(k) of the Disclosure Statement is a true and complete list of all confidentiality agreements to which any of Sellers or any of the Acquired Companies is a party.

     (l) Non-Solicitation Agreements. Section 5.17(l) of the Disclosure Statement is a true and complete list of all non-solicitation agreements to which any of Sellers or any of the Acquired Companies is a party.

     (m) Indemnification Agreements. Section 5.17(m) of the Disclosure Statement is a true and complete list of all indemnification agreements to which any of Sellers or any of the Acquired Companies is a party.

     (n) Excess Parachute Payments. The consummation of the transactions contemplated by the Agreement shall not result in the acceleration of the vesting or in the payment of benefits or in the payment of any amounts which would be considered "excess parachute payments" within the meaning of Section 280G of the Code.

5.18 Intellectual Property.

     (a) Disclosure of all Intellectual Property. Except as to slogans not currently used by any of Sellers or any of the Acquired Companies in connection with any of the Sellers' Businesses, Section 5.18(a) of the Disclosure Statement is a true and complete list of the Intellectual Property used in any of the Sellers' Businesses since August 31, 1990.

     (b)  Trade Secrets.

          (i) To the extent not included in Section 5.18(a) of the Disclosure Statement Section, 5.18(b)(i) of the Disclosure Statement is a true and complete list of all Trade Secrets.

          (ii) Except as disclosed in Section 5.18(b)(ii) of the Disclosure Statement, (1) all Trade Secrets currently used or owned by or in which any of Sellers or any of the Acquired Companies have any rights or which are otherwise used in the

Sellers' Businesses, are not part of the public knowledge or literature, nor have they been used, divulged, or appropriated for the benefit of any past or present employees or other persons, or to the detriment of any of Sellers or any of the Acquired Companies and (2) each of Sellers and each of the Acquired Companies has taken all reasonable security measures to protect the secrecy, confidentiality, and value of the Trade Secrets.

              (iii) Except as disclosed in Section 5.18(b)(iii) of the Disclosure Statement, any of the Leased Employees, representatives and agents of any of Sellers, or any of the Acquired Companies and any other persons who, either alone or in concert with others, developed, invented, discovered, derived, programmed, or designed the Trade Secrets, or who have knowledge of or access to information relating to the Trade Secrets, have been put on notice and, if appropriate, have entered into an agreement that the Trade Secrets are proprietary to each of Sellers or any of the Acquired Companies and are not to be divulged or misused.

       (c) Trade Names. Section 5.18(c) of the Disclosure Statement is a true and complete list of all names, trade names and fictitious names under which any of Sellers and any of the Acquired Companies have conducted any business or which they have otherwise used since August 31, 1990.

       (d) Internet. Section 5.18(d) of the Disclosure Statement is a true and complete list of any of Seller's and any of the Acquired Company's Internet domain names and Web Sites controlled or authorized by any of Sellers. Exhibit 5.18(d) to the Disclosure Statement is a true and complete print out of all Web Pages prepared by or for the benefit of any of Sellers and any of the Acquired Companies.

       (e) No Infringement, Misuse or Misappropriation. Except as disclosed in Section 5.18(e) of the Disclosure Statement, to any of Seller's knowledge (i) there is not now and has not been any infringement, unlicensed use or misappropriation by any of Sellers or any of the Acquired Companies of any intellectual property or trade secret which is owned by any third party, (ii) there is not now any existing or, to any of Seller's knowledge, threatened claim, and no Seller has knowledge of any potential claim, against any of Sellers or any of the Acquired Companies for infringement, misuse or misappropriation of any intellectual property or trade secret, (iii) the Intellectual Property is in full force and effect, and (iv) none of the Intellectual Property or Trade Secrets is subject to any encumbrances whatsoever.

5.19 Litigation. Section 5.19 of the Disclosure Statement is a true and complete list and brief description (including the amounts involved) of all claims, actions, investigations, arbitrations, reviews, suits or proceedings pending or, to any of Seller's knowledge, threatened, including, without limitation, actions, investigations, reviews, suits or proceedings relating to product, service or personal injury liability claims or reimbursement claims, against or affecting any of Sellers, any of the Acquired Companies, any of the Assets or the Sellers' Businesses, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.



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

5.20   Legal Compliance.

       (a) Except as disclosed in Section 5.20(a) of the Disclosure Statement, none of Sellers nor any of the Acquired Companies is operating under, or subject to, or in default with respect to, any order, writ, injunction or decree of any court or governmental agency or body, domestic or foreign.

       (b) Except as disclosed in Section 5.20(b) of the Disclosure Statement, none of Sellers nor any of the Acquired Companies is conducting or carrying on its business or affairs in violation of any foreign, federal, state or local law, statute, ordinance, rule, regulation or court or administrative order or process, including, without limitation, the laws, rules and regulations of the Florida Department of Insurance and the Real Estate Settlement Procedures Act, to the extent any such violation would have a material adverse effect on the Sellers' Businesses prior to the Closing or the Purchased Businesses after the Closing.

       (c) Except as disclosed in Section 5.20(c) of the Disclosure Statement, none of Sellers, nor any of the Acquired Companies, nor any of their respective officers, directors, shareholders, or Constituent Partners, on behalf of, or for the benefit of, any of Sellers or any of the Acquired Companies, directly or indirectly, have done any of the following:

              (i) offered, paid or received any remuneration to or from, or made any arrangement with, any of the past or present customers or potential customers in order to obtain business, other than standard pricing or discount arrangements or other arrangements consistent with proper business practices and applicable law;

              (ii) given or received, or agreed to give or receive, or is aware that there has been made, or that there is an agreement to make or receive, any gift or gratuitous payment of any kind, nature or description (whether in money, property or services) to any past or present customer, supplier, source of financing, landlord, subtenant, licensee or anyone else at any time, other than gifts and gratuitous payments that are consistent with proper business practices and applicable law;

              (iii) made, or has agreed to make, or is aware that there is any agreement to make, any political contribution or any contributions, payments or gifts of their respective funds or property to or for the private use of any governmental official, employee or agent, where either the payment or the purpose of such contribution, payment or gift relates to the Sellers' Businesses and is illegal under the laws of the United States, any state thereof or any other jurisdiction (foreign or domestic); or

              (iv) made, or has agreed to make, or is aware that there have been made or that there is any agreement to make, any payments to any persons with the intention or understanding that any part of such payment was to be used, directly or indirectly, for the benefit of any past or present customer, employee, supplier or landlord of Sellers nor any of the Acquired Companies for any purpose other than that reflected in the documents supporting the payments.

       (d) No Compensation Paid by the Title Business to Sales Agents or Brokers. Except as disclosed in Section 5.20(d) of the Disclosure Statement, no referral fees, benefits or other compensation of any kind have ever been paid by either of the Title Agencies to any of the Realty Business' brokers and sales agents and none of the Sellers or any of the Acquired Companies has any oral or written agreement to pay such referral fees, benefits or other compensation of any kind in the future.

5.21   Permits; Consents.

       (a) Section 5.21(a) of the Disclosure Statement is a true and complete list of and copies of the Permits (except that in lieu of copies of Department of Business and Professional Regulation's licenses for Realty Businesses' independent contractor agents, Sellers shall deliver a list of such agents' license registration numbers).

       (b) Except as set forth in Section 5.21(b) of the Disclosure Statement, the Permits listed in Section 5.21(a) of the Disclosure Statement (i) have been duly and validly issued, and are in full force and effect, (ii) none of Sellers nor any of the Acquired Companies has committed any act or failed to act in a manner or under circumstances which could result in the revocation or suspension of the Permits or in any other disciplinary action relating thereto,
(iii) no one has claimed, and none of Sellers nor any of the Acquired Companies has received, any notice that it has committed any such act or failed to so act,
(iv) the consummation of the transactions contemplated by the Agreement will not impair or adversely affect any of the rights, powers or privileges granted pursuant to the Permits and (v) are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees.

5.22   Insurance.

       (a) Disclosure of Insurance Policies. Section 5.22(a) of the Disclosure Statement is a true and complete list of all Insurance Policies, other than those which relate solely to the Excluded Assets, together with a list of all outstanding claims under each Insurance Policy (excluding those claims listed in Section 5.19 of the Disclosure Statement). Attached as Exhibit 5.22(a) of the Disclosure Statement is a true and complete copy of each Insurance Policy.

       (b) Full Force and Effect; Adequacy of Coverage; Paid in Full. Except as disclosed in Section 5.22(b) of the Disclosure Statement, (i) the Insurance Policies are in full force and effect in accordance with their terms, (ii) no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder, (iii) such policies are in amounts which are adequate in relation to the Sellers' Businesses and the Assets, (iv) all premiums to date have been paid in full and (v) none of Sellers nor any of the Acquired Companies has been refused any insurance, or had its coverage limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance.

       (c) Outstanding Bonds and Surety Arrangements. Section 5.22(c) of the Disclosure Statement is a true and complete list and copy of all outstanding bonds and other surety arrangements issued or entered into by any of Sellers or any of the Acquired Companies in connection with the Sellers' Businesses, including, without limitation, all surety bonds required by Chapter 494 of the Florida Statutes.

5.23 Subsequent Events. Except as disclosed in Section 5.23 of the Disclosure Statement, since the date of the Interim Balance Sheet each of Sellers and each of the Acquired Companies has conducted the Sellers' Businesses only in the ordinary course consistent with past practices or as approved in writing by Purchaser, and there has not been any:

       (a) material adverse change (financial or otherwise) in the condition of the Assets, liabilities, earnings, business affairs or prospects or properties of any of Sellers or any of the Acquired Companies;

       (b) sale, assignment, transfer, mortgage, pledge, encumbrance or lease of any of the Assets, tangible or intangible;

       (c) issuance, sale or other disposition of any stock, stock options, bonds, notes or other securities related to any of Sellers, any of the Acquired Companies, the Assets or the Sellers' Businesses;

       (d) incurrence of any obligation or liability (absolute or contingent), except for current liabilities incurred, and obligations entered into, in the ordinary course of business, consistent with past practice;

       (e) increase in compensation payable or to become payable to any officer, shareholder, partner, Leased Employee, agent, or consultant, whether by means of bonus, percentage compensation, service award or other like benefit, or welfare, pension, retirement or similar payment or arrangement, except in the ordinary course of business, consistent with past practice (the foregoing shall not include or preclude distributions consistent with past practices and in the ordinary course of business to Constituent Partners of any of Sellers or any of the Acquired Companies);

       (f) material adverse change in the number or composition of the Leased Employees;

       (g) resignation or termination of the Realty Business' brokers and sales agents responsible for more than 10% of the Realty Business' gross commission income on a company-wide basis during calender year 1996, calender year 1997 or calender year 1998 to date;

       (h) discharge or satisfaction of any lien, charge or encumbrance, or payment of any obligation or liability, absolute or contingent, other than current liabilities shown on the Interim Balance Sheet and current liabilities incurred since that date in the ordinary course of business, consistent with past practice;

       (i) release, compromise, waiver or cancellation of any debts to or claims by Sellers or any of the Acquired Companies, except in each case in the ordinary course of business, consistent with past practice;

       (j) waiver of any rights of substantial value except in each case in the ordinary course of business, consistent with past practice;

       (k) capital expenditure in excess of $25,000 for any single item or $100,000 in the aggregate;

       (l) charitable contributions made or pledged in excess of $1,000 or $5,000 in the aggregate, except for the quarterly contribution to the Prudential Florida Realty Foundation, Inc. in an amount not exceeding previous quarterly contributions;

       (m) change in accounting methods or practices or revaluation of any of the Assets;

       (n) damage, destruction or loss (whether or not covered by insurance) adversely affecting the Leases, the Sellers' Businesses or the Assets (and Sellers agree to promptly inform Purchaser of any fire or casualty, loss or damage in excess of $10,000);

       (o) incurrence of any extraordinary losses or waiver of any rights of substantial value to any of Sellers or any of the Acquired Companies, whether or not in the ordinary course of business;

       (p) loan by any of Sellers or any of the Acquired Companies to any person or entity, or guaranty by any of Sellers or any of the Acquired Companies of any loan;

       (q) amendment or termination of any of the Contracts, except in the ordinary course of business, consistent with past practice;

       (r) entrance by any of Sellers or any of the Acquired Companies into any collective bargaining agreement or any employment agreement, or incurrence of any significant labor trouble or work stoppage;

       (s) failure by any of Sellers or any of the Acquired Companies to satisfy any of its debts, obligations or liabilities related to the Sellers' Businesses or the Assets as the same become due and owing, except to the extent same are being disputed in good faith by Sellers or any of the Acquired Companies;

       (t) agreement or commitment by any of Sellers or any of the Acquired Companies to do any of the foregoing; or

       (u) other event or condition of any character which, individually or in the aggregate, has materially adversely affected, or any event or condition known to any of Sellers which reasonably can be expected in any one case or in the aggregate to have a material adverse affect (financial or otherwise) on, the Sellers' Businesses or the Assets (excluding events or conditions, if any, of public knowledge or of a general economic, market or similar nature).

5.24  Tax Returns; Taxes.

       (a) Tax Returns. Section 5.24(a) of the Disclosure Statement is a true and complete list of all federal, state, local and foreign tax returns, reports, statements and other similar filings required to have been filed by any of Sellers and any of the Acquired Companies from January 1, 1997 through the date of the Agreement (the "Tax Returns") with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States, of any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof) (collectively, the "Taxes").

       (b) All Tax Returns Filed. The Tax Returns or extensions therefor have been filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed.

       (c) All Tax Returns Accurate. Except as disclosed in Section 5.24(c) of the Disclosure Statement, the Tax Returns are complete and accurate in all substantial respects and properly reflect the liabilities of each of Sellers and each of the Acquired Companies for Taxes for the periods, property or events covered thereby.

       (d) All Taxes Paid. Except as disclosed in Section 5.24(d) of the Disclosure Statement, (i) all Taxes payable by any of Sellers and any of the Acquired Companies through the date of the Agreement, including those, without limitation, which are called for by the Tax Returns, or heretofore or claimed to be due by any taxing authority from any of Sellers or any of the Acquired Companies have been properly accrued or paid, (ii) each of Sellers, each of the Acquired Companies and Employee Lessor have made all deposits required by law to be made with respect to employees' withholding and other employment taxes, including, without limitation, the portion of such deposits relating to Taxes imposed upon any of Sellers, any of the Acquired Companies or Employee Lessor as to the Leased Employees, and (iii) since the date of the Interim Balance Sheet, none of Sellers nor any of the Acquired Companies has incurred any liability with respect to any Taxes except in the ordinary and regular course of business.



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

       (e) No Audits or Disputes. Except as disclosed in Section 5.24(e) of the Disclosure Statement, (i) no waiver by any of Sellers or any of the Acquired Companies of the statute of limitations with respect to any Taxes is in effect,
(ii) none of the Tax Returns of any of Sellers or any of the Acquired Companies has been or are being audited by the Internal Revenue Service or any other regulatory authority, and (iii) there are no present disputes as to Taxes payable by any of Sellers or any of the Acquired Companies that could themselves have or result in any adverse effect on any of Sellers, any of the Acquired Companies, the Assets, the Sellers' Businesses or the Purchased Business.

5.25 Telephone Numbers, Listings, Yellow-Page Advertisements and Post Office Boxes. Section 5.25 of the Disclosure Statement is a true and complete list of
(a) all telephone and telecopier numbers related to the Sellers' Businesses, (b) all current Yellow Page advertisements related to the Sellers' Businesses and a schedule of the dates on which such advertisements are required to be renewed and the cost of each Yellow Page advertisement for the prior year and (c) all post office boxes utilized by any of Sellers or any of the Acquired Companies in connection with the Sellers' Businesses.

5.26 Conditions Affecting Purchaser. Except as disclosed in Section 5.26 of the Disclosure Statement, none of Sellers nor any of the Acquired Companies has any reason to believe that any material loss or resignation of any Leased Employees, agents, independent contractors, suppliers, or other advantageous arrangement will result because of the consummation of the transactions contemplated by the Agreement.

5.27 Previous Potential Purchaser. Except as disclosed in Section 5.27(a) of the Disclosure Statement, none of the Sellers or any of the Acquired Companies has entered into written agreements, letters of intent or other similar documents relating to the potential sale of the stock or all or substantially all of the assets of any of Sellers or any of the Acquired Companies. Except as disclosed in Section 5.27(b) of the Disclosure Statement, to the best knowledge of any of Sellers, no party that has discussed its interest in purchasing the stock or all or substantially all of the assets of any of Sellers or any of the Acquired Companies has elected, after conducting due diligence or other investigation on any of Sellers or any of the Acquired Companies, not to proceed with such transaction based, in part or in whole, on information learned by such party during its due diligence or other investigation.

5.28 Sellers' Businesses.

     (a) Inspection Business. The Inspection Business is only conducted by Pinnacle Property Inspection, Inc. and only under the name "Pinnacle Property Inspection."

     (b) Mortgage Business. The Mortgage Business is only conducted by Preferred Florida Mortgages, Inc. and only under the name "Preferred Florida Mortgages."

     (c) PFR Builder Services Division. The PFR Builder Services Division is only conducted by CMT Holding, Ltd. and only under the name "PFR Builders Services Division."

     (d) Property Management Business. The Property Management Business is only conducted by PFR Asset Management, Inc. and only under the names "CMT Florida Residential Services" and "PFR Asset Management."

     (e) Real Estate Education Business. The Real Estate Education Business is only conducted by MCK Real Estate Education Centers of Florida, Inc., and only under the name "MCK Real Estate Education Centers of Florida."

     (f) Realty Business. The Realty Business is only conducted by CMT Holding, Ltd., CMT Florida Residential Services, Inc. and NEWCMT, Inc., and only under the names "Prudential Florida Realty", "The Prudential Florida Realty Rental Division" and "Sanctuary Realty", respectively.

     (g) Title Business. The Title Business is only conducted by the Title Agencies, and only under the name "Sunbelt Title Agency of Central Florida, Inc."

     (h) Offices for the Sellers' Businesses. The Sellers' Businesses are only conducted in the offices disclosed in Sections 5.07(a) and 5.16(b) of the Disclosure Statement.

5.29 Rates and Fees Charged by the Title Business. Exhibit 5.29 of the Disclosure Statement are true and complete copies of all rate and fee schedules used by the Title Business for title insurance and other services during the thirty-six (36) months immediately preceding the Closing Date.

5.30 HSR Act. Promptly after the execution of the Agreement, Sellers shall prepare and file, and, to the extent the participation of any of the Acquired Companies is necessary, Sellers shall cause the Acquired Companies to prepare and file, all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. Each of Sellers shall use its best reasonable efforts to cooperate with Purchaser to obtain an acceleration of the applicable waiting period under the HSR Act. All information provided by Sellers and the Acquired Companies to such agencies shall be, to the best of Sellers' knowledge, true and complete.

5.31 Software and Hardware. Exhibit 5.31 of the Disclosure Statement is a true and complete copy of any of Seller's and any of the Acquired Company's plans and budgets for software and hardware upgrades and enhancements prepared as of the date of the Agreement.

                                   ARTICLE VI

                   PURCHASER'S REPRESENTATIONS AND WARRANTIES

     Purchaser refers to all affiliates and designees of Purchaser as defined in the opening paragraph of the Agreement. Purchaser hereby represents and warrants to Sellers as of the date of the Agreement (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations Sellers have made or may hereafter make, with respect to such warranties and representations) as follows:

6.01 Due Organization.

     (a) Each of the entities that are included in Purchaser is a duly organized and validly existing corporation in good standing under the laws of the State of Florida and has the power and lawful authority to own its properties and to transact the business in which it is currently engaged. Each of the entities that are included in Purchaser are direct or indirect subsidiaries of The St. Joe Company. As of the date of the Agreement and until the Closing, none of the entities comprising Purchaser (i) has conducted or will conduct any business or
(ii) had or will have any assets or liabilities.

     (b) Exhibit 6.01(b) to the Agreement sets forth: (i) the state of incorporation of each entity comprising Purchaser; (ii) the owner of capital stock or other equity interest in each entity comprising Purchaser and, to the extent such owner is not The St. Joe Company, the ownership of capital stock in each such ownership entity up through The St. Joe Company; (iii) the portion of the Purchased Businesses that will be conducted through such entity; and (iv) the members of the Boards of Directors of each entity. At least ten (10) days prior to the Closing, Purchaser shall deliver to Sellers true and complete copies of the Articles of Incorporation and Bylaws of each of the entities comprising Purchaser.

6.02 Power and Authority.

     (a) Purchaser has full power to enter into the Agreement and to carry out its obligations under the Agreement. The execution and delivery of the Agreement and the other agreements, documents, and instruments required to be delivered by Purchaser pursuant to the Agreement including, without limitation, the Note (collectively, the "Purchaser's Documents"), and the consummation of the transactions contemplated by the Agreement have been duly and validly authorized by its Board of Directors. No other acts or proceedings on the part of Purchaser will be necessary to authorize the Agreement, the Purchaser's Documents, or the transactions contemplated by the Agreement and the Purchaser's Documents. The Agreement and the Purchaser's Documents constitute a valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.



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

     (b) Neither the execution and delivery of the Agreement or the Purchaser's Documents, nor the consummation of the transactions contemplated by the Agreement or the Purchaser's Documents, nor compliance by Purchaser with any of the provisions of the Agreement and the Purchaser's Documents, will:

     (i) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of Purchaser, or any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation to which it or any subsidiary is a party, or by which they or any of their properties or assets may be bound or affected; or

     (ii) violate any order, writ, injunction or decree, or any statute, rule or regulation applicable to Purchaser or any of its properties or assets.

6.03 Accuracy.

     (a) All certificates, instruments, or documents executed by any officer or director of Purchaser delivered pursuant to the Agreement, or any other transaction contemplated by the Agreement, are true and complete.

     (b) Neither the Agreement, the Purchaser's Documents, nor any certificate, instrument, or document executed by any officer or director of Purchaser delivered pursuant to the Agreement, or any other transaction contemplated by the Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements included herein or therein not misleading in light of the circumstances under which they were made. Without limiting the foregoing, the information concerning Purchaser provided to Sellers for use in any filing or application to be made with any governmental body in connection with the transactions contemplated by the Agreement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

6.04 Approvals. Except as required by the HSR Act, no permits, approvals, consents, satisfaction of waiting periods, or waivers thereof of agencies of any jurisdiction or governmental body, or of any other person whatsoever, related exclusively to Purchaser are necessary to allow Purchaser to consummate the transactions contemplated by the Agreement in compliance with, and not in breach of, all applicable laws, rules, regulations, orders or governmental or other agency directives, or the provisions of any contract binding upon Purchaser.



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

6.05 Brokers. Neither the Agreement nor the sale and purchase of the Assets or any other transaction contemplated by the Agreement was induced by or procured through any person, firm, corporation or other entity acting on behalf of, or representing Purchaser as a broker, finder, investment banker, financial advisor or in any similar capacity.

6.06 HSR Act. Promptly after the execution of the Agreement, Purchaser shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the HSR Act and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings. Purchaser shall use its best reasonable efforts to obtain an acceleration of the applicable waiting period under the HSR Act. All information provided by Purchaser to such agencies shall be, to the best of Purchaser's knowledge, true and complete.


                                  ARTICLE VII

                             PRE-CLOSING COVENANTS

7.01 Purchaser's Examinations and Due Diligence. During the Inspection Period, each of Sellers shall, and shall cause each of the Acquired Companies to:

     (a) permit Purchaser and its representatives, agents, counsel, accountants and lenders (and their counsel and agents) to conduct such inspections, investigations and due diligence relating to the Sellers' Businesses, the Assets and the Assumed Liabilities as Purchaser shall deem necessary in its sole discretion;

     (b) permit Purchaser and its representatives, agents, counsel, accountants and lenders (and their counsel and agents) to have full access to all books, accounts, records, contracts, files, correspondence, tax records and documents of or relating to the Sellers' Businesses, the Assets, the Assumed Liabilities, or any Benefit Plans;

     (c) permit Purchaser and its representatives, agents, counsel, accountants and lenders (and their counsel and agents) reasonable access, during any of Seller's or any of the Acquired Company's normal business hours, to any of Seller's and any of the Acquired Company's properties and offices;

     (d) permit Purchaser, at its sole cost and expense, to cause its representatives, agents, counsel, accountants and lenders (and their counsel and agents) to conduct such reviews, inspections, surveys, tests and investigations of the Sellers' Businesses, the Assets and the Assumed Liabilities as Purchaser deems necessary or advisable in its sole discretion, including, without limitation, verification of assumptions upon which the Purchase Price is based;

     (e) promptly furnish or cause to be furnished, at Sellers' sole cost and expense, to Purchaser and Purchasers representatives, agents, counsel, accountants and lenders (and their counsel and agents) originals or copies of all documents, records, data and information concerning the Sellers' Businesses, the Assets and the Assumed Liabilities that may be requested (Purchaser shall promptly reimburse Sellers for Sellers' reasonable costs in making any photocopies requested by Purchaser and Purchasers' representatives, agents, counsel, accountants and lenders);

     (f) permit Purchaser to consult with, and interview, each of Seller's and each of the Acquired Company's executives, accountants, auditors, and attorneys and each of Seller's and each of the Acquired Company's executives, accountants, auditors, and attorneys are hereby authorized to disclose all information in their possession to Purchaser with respect to the Sellers' Businesses, the Assets and the Assumed Liabilities; and

     (g) permit Purchaser and its representatives, agents, counsel, accountants and lenders (and their counsel and agents) to conduct such investigations and due diligence as Purchaser shall deem necessary in its sole discretion relating to each of Seller's and each of the Acquired Company's key executives set forth on Schedule 7.01(g) to the Agreement. Sellers shall direct such key executives to provide Purchaser any and all written consents and authorizations that Purchaser may request relating to such investigations and due diligence.

Purchaser shall have the absolute right to terminate its inspections, investigations and due diligence, with or without cause, at any time. Nothing in this Section 7.01 shall be construed as permitting Purchaser or any of its agents, representatives, counsel, accountants or lenders to (i) unreasonably interfere with the ongoing business operations of Sellers or the Acquired Companies, or (ii) communicate directly with any of the Leased Employees other than Cope, Mueller, Jill Fisher Powers, Sticco or Tooke without first coordinating such communications with any of the foregoing executives.

7.02 Sellers' Covenants. Unless Purchaser shall otherwise agree in writing from and after the date of the Agreement and until the Closing Date, each of Sellers shall and shall cause each of the Acquired Companies to:

     (a) carry on the Sellers' Businesses in the ordinary course consistent with past practices;

     (b) except to the extent resulting from activities permitted elsewhere in the Agreement, refrain from doing, or causing to be done, anything which would cause the representations and warranties set forth in Article V of the Agreement from not being true, complete and accurate in all respects on the Closing Date as if made on such date;

     (c) continue to insure themselves and the Assets and all property owned or leased by each of Sellers and the Acquired Companies in accordance with the manner disclosed in Section 5.22 of the Disclosure Statement, and to use, operate, maintain and repair the Assets and all property consistent with past practices;

     (d) not enter into any contract or agreement for the purchase of goods, equipment or services (excluding any Cooperating Agreements or payments to any of Seller's or the Acquired Company's brokers, sales agents and the like in the ordinary course of business consistent with past practices) without Purchaser's prior written consent, which shall not be unreasonably withheld, except in the ordinary course of business and not exceeding $10,000 for any individual contract or agreement, nor exceeding $50,000 in the aggregate, and except for contracts or agreements relating to legal, accounting and other services to be provided to any of Sellers or any of the Acquired Companies in connection with the Agreement and the transactions contemplated hereby;

     (e) not enter into any agreement for any of Sellers to sell assets or supply services to others, other than Real Property Listing Contracts without Purchaser's prior written consent, which shall not be unreasonably withheld, other than in the ordinary course of business and not exceeding $25,000 for any individual contract or agreement, or exceeding $100,000 in the aggregate;

     (f) use commercially reasonable efforts (without making any commitments on behalf of Purchaser) to preserve the Sellers' Businesses intact, to keep available to Purchaser the key executives set forth on Schedule 8.07(a)(i) to the Agreement and to preserve for Purchaser the present relationships with suppliers, agents independent contractors, underwriters, franchisors, lenders, agents, Leased Employees and others having business relationships with any of Sellers or any of the Acquired Companies;

     (g) use commercially reasonable efforts (without making any commitments on behalf of Purchaser) to keep available to Purchaser all of the Sellers' and the Acquired Companies' key sales agents and brokers (as determined by Purchaser) and the Realty Business' Branch Managers, Sales Directors and Marketing Directors and, as applicable, cooperate with Purchaser and such sales agents and brokers, Branch Managers, Sales Directors and Marketing Directors in transferring the requisite Florida Real Estate sales licenses to Purchaser as of the Closing Date;

     (h) refrain from doing any act or omitting to do any act, or permitting any act or omission to act, which will cause a breach of any contract, commitment or obligation of any of Sellers or any of the Acquired Companies related to the Sellers' Businesses, the Assets or the Assumed Liabilities;

     (i) refrain from soliciting, encouraging or responding to (directly or indirectly by way of furnishing information, or otherwise) any inquiries or proposals for the acquisition of any of Sellers, any of the Acquired Companies, the Sellers' Businesses, or the Assets other than pursuant to the HSR Act or in accordance with the Agreement or as explicitly required by the Franchise Agreement;

     (j) promptly notify Purchaser in writing of any written investigation, claim, action, suit or proceeding, which is commenced against, by or relating to any of Sellers, any of the Acquired Companies, the Assets, the Sellers' Businesses or the Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality other than pursuant to the HSR Act;

     (k) refrain from doing any act or omitting to do any act, or permitting any act or omission to act, which will cause any of the Assets to be depleted other than in the ordinary course of business or any of the accounts or accounts receivable to be collected on an accelerated basis;

     (l) refrain from entering into, modifying or selecting any additional benefits under any Benefit Plan maintained by Employee Lessor for the benefit of the Leased Employees;

     (m) to the extent applicable, comply with Part 6 and Part 7 of Title I of ERISA with regard to health plans;

     (n) use best efforts to cause all of the conditions to the obligations of any of Sellers under the Agreement to be satisfied on or prior to the Closing Date;

     (o) on or promptly after the Closing, any of Sellers or any of their affiliates selected by Purchaser shall legally change their names to names not similar to or variations of their current names or trade names or fictitious names;

     (p) promptly disclose to Purchaser any information contained in Sellers' representations and warranties contained in the Agreement or the Disclosure Statement which, because of an event occurring after the date of the Agreement, is materially incomplete or materially incorrect as of all times after the date of the Agreement until the Closing Date, except to the extent such event occurs in the ordinary course of business consistent with past practices or is otherwise permitted in the Agreement and does not materially adversely affect the Sellers' Businesses; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Sellers in the Agreement or the Disclosure Statement for the purposes of Article V of the Agreement, unless Purchaser fails to terminate the Agreement based upon such disclosure in accordance with Section 10.01(f) of the Agreement;

     (q) refrain from, directly or indirectly, selling, pledging, purchasing, redeeming, or otherwise acquiring, transferring or disposing of any capital stock of any of the Acquired Companies;

     (r) not permit any of the Acquired Companies to (i) amend its articles of incorporation, by-laws or other similar governing documents, (ii) issue any shares of capital stock or other equity interests, (iii) issue or create any warrants, obligations, subscriptions, options, convertible securities rights, interests, or other commitments under which any additional capital stock of any of the Acquired Companies might be, directly or indirectly, authorized or issued, or (iv) agree to do any of the foregoing acts; and

     (s) not enter into or modify, or commit to enter into or modify, any individual's compensation except in the ordinary course of business consistent with past practices.

7.03 Employees. Sellers and the Acquired Companies shall comply with Part 6 and
Part 7 of Title I of ERISA following the Closing Date to the extent applicable.

7.04 Phone Numbers. Sellers shall cooperate with Purchaser and take such actions as are necessary or expedient to cause all telephone and telecopier numbers utilized by Sellers in connection with the Sellers' Businesses to be transferred to Purchaser on or promptly after the Closing Date.

7.05 Purchaser's Covenants. Prior to Closing, Purchaser shall not take any action which would result in a breach of any of its representations and warranties under the Agreement. Furthermore, Purchaser shall cooperate with Sellers and use its best efforts to cause all of the conditions to the obligations of Purchaser under the Agreement to be satisfied on or prior to the Closing Date.

7.06 Purchaser Cooperation. Purchaser shall cooperate with Sellers by taking all reasonable actions and executing and delivering all reasonably requested documents and instruments to assist Sellers in obtaining consents and approvals required or useful from third parties, including governmental entities, to enable Sellers to convey the Assets to Purchaser for use in the Purchased Businesses.


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS

     The obligation of Purchaser to consummate the transactions contemplated by the Agreement is subject to the satisfaction, at or before the Closing, of the following conditions, any or all of which (other than Section 8.01) may be waived, in whole or in part, by Purchaser:

8.01 No Termination. The Agreement shall not have been terminated in accordance with Article X of the Agreement.

8.02 Representations True and Correct. The representations and warranties of each of Sellers contained in the Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except to the extent that variations occurring from the date of the Agreement to the Closing Date result from actions of any of Sellers or any of the Acquired Companies permitted under the Agreement.

8.03 Compliance with Covenants. Each of Sellers shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed or complied with by each of Sellers on or before the Closing Date.

8.04 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending, threatened, or otherwise disclosed by notice by any public authority or private individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the Agreement or the transactions contemplated by the Agreement or to recover any damages or obtain other relief as a result of the transactions contemplated by the Agreement.

8.05 HSR Act. Without limiting the generality of Section 8.08(a) below, all waiting periods required pursuant to the HSR Act shall have expired or been terminated without any comments or objections raised by the U.S. Department of Justice which would delay or prohibit the consummation of the transactions contemplated by the Agreement.

8.06 Opinion of Sellers' Counsel. Purchaser shall have received Sellers' Legal Opinion.

8.07 No Adverse Changes.

       (a) Maintenance of Key Personnel. Between the date of the Agreement and the Closing, neither of the following shall have occurred:

              (i) the resignation or termination of more than ten percent (10%) of (1) the Leased Employees, (2) the key executives set forth on Schedule 8.07(a)(i) to the Agreement, or (3) the Realty Business' Branch Managers; or

              (ii) the resignation or termination of the Realty Business' brokers and sales agents responsible for more than 10% of the Realty Business' gross commission income, on a company-wide basis, during calender year 1996, calender year 1997 or calender year 1998 to date.

If the key executives set forth on Schedule 8.07(a)(i) to the Agreement do not sign new Non-Competition Agreements with Purchaser, in the form of Exhibit 8.13 to the Agreement, prior to Closing (but effective upon Closing), or if any Realty Business broker or sales agent fails to sign an Independent Contractor Agreement with Purchaser substantially in the form of Exhibit 8.07 to the Agreement prior to Closing (but effective upon Closing), such key executive, broker or sales agent shall be deemed to have resigned for purposes of this
Section 8.07(a).

     (b) Maintenance of Business. Between the date of the Agreement and the Closing, there shall have been (i) no change in the operations of the Sellers' Businesses outside of the ordinary course of business consistent with past practices, except as approved by Purchaser in writing, in Purchaser's sole and absolute discretion, and (ii) no materially adverse change in (1) the Assets,
(2) the Assumed Liabilities, or (3) the results of operations or the working capital, business, affairs, financial condition, position or prospects of the Sellers' Businesses.



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

8.08 Permits; Consents; Qualification to Be a Real Estate Broker.

     (a) Permits and Consents. Purchaser shall have obtained any and all permits, approvals and consents of agencies of any jurisdiction, governmental body or agency and of any other third party, which are necessary in order to ensure that consummation of the transactions contemplated by the Agreement will be in compliance with the applicable laws, rules and regulations, or the provisions of any of the Contracts where the absence of such compliance could have a material adverse effect on the conduct of the Purchased Businesses or result in fines or penalties in excess of $5,000 in the aggregate. No condition shall have been imposed in connection with obtaining such permits, approvals and consents which would have a material adverse effect on the cost or value of transactions to Purchaser or on Purchaser's ability to own and operate the Sellers' Businesses and the Assets in the manner owned and operated by each of Sellers and each of the Acquired Companies prior to the Closing.

     (b) Qualification to be a Real Estate Broker. St. Joe Real Estate Services, Inc. and St. Joe Sanctuary Realty, Inc. shall have qualified to act as a real estate broker in all jurisdictions in which the Realty Business engaged in business as of the execution of the Agreement.

     (c) Qualification to be a Title Agency. St. Joe Title Services, Inc. shall have qualified and become licensed to act as a title agency in all jurisdictions in which the Title Business engaged in business as of the execution of the Agreement. In addition, Purchaser shall have qualified to act as an agent for the same title insurance underwriters which served as underwriters for the Title Business prior to the date of the Agreement.

8.09 Certificate. At the Closing, Sellers shall have delivered to Purchaser a certificate signed by the President or general partner of each of Sellers to the effect that the conditions set forth in Sections 8.02, 8.03 and 8.07 have been satisfied and updating and certifying as to the accuracy of the Disclosure Statement through the Closing Date.

8.10 Reconciliation of Escrow Accounts and Related Obligations. To the reasonable satisfaction of Purchaser and its counsel, Sellers shall have reconciled Escrow Accounts and related obligations to a date not less than sixty
(60) days prior to the Closing Date, in accordance with the Florida Department of Business and Professional Regulation's standards as to the Realty Business, and, in accordance with the Florida Department of Insurance Standards as to the Title Business.

8.11 Assignment of Rights under the Franchise Agreement. Each of Sellers shall have assigned any and all of their rights under the Franchise Agreement to Purchaser.

8.12 Employment Agreement with Cope. Purchaser shall have received the Cope Employment Agreement duly executed by Cope.



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

8.13 Non-Competition Agreements. Purchaser shall have received written non-competition agreements duly executed by each of Sellers, Cope, Mueller, Tooke and the individuals set forth in Schedule 8.07(a)(i) to the Agreement, substantially in the forms attached as composite Exhibit 8.13 to the Agreement.

8.14 Intentionally Deleted.

8.15 Employee Leasing Agreement. The Employee Leasing Agreement shall have been assigned to Purchaser and Employee Lessor, Sellers and each of the Acquired Companies shall have executed an estoppel letter in the form attached as Exhibit
8.15 to the Agreement.

8.16 Taxes. Sellers and the Acquired Companies shall have (a) filed or extended the date for filing of all federal, state, local and foreign tax returns, reports, statements and other similar filings required to have been filed by any of Sellers and any of the Acquired Companies through the Closing Date with respect to any federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including, without limitation, all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under laws of the United States of any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof), (b) paid all taxes due and payable by any of Sellers and any of the Acquired Companies through the Closing Date and (c) made all deposits required by law on or before the Closing Date to be made with respect to employees' withholding and other employment taxes, including, without limitation, the portion of such deposits relating to taxes imposed upon any of Sellers, any of the Acquired Companies and Employee Lessor.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

     The obligation of Sellers to consummate the transactions contemplated by the Agreement is subject to the satisfaction, at or before the Closing, of the following conditions, any or all of which (other than Section 9.01) may be waived, in whole or in part, by Sellers:

9.01 No Termination. The Agreement shall not have been terminated in accordance with Article X of the Agreement.

9.02 Representations True and Correct. The representations and warranties of Purchaser contained in the Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.



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

9.03 Compliance with Covenants. Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions required by the Agreement to be performed or complied with by Purchaser prior to or at the Closing Date.

9.04 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin or otherwise prevent the consummation of the Agreement or the transactions contemplated by the Agreement or to recover any damages or obtain other relief as a result of the transactions contemplated by the Agreement.

9.05 Purchaser's Certificate. At the Closing, Purchaser shall have delivered to Sellers a certificate executed by each President of Purchaser to the effect that the conditions set forth in Sections 9.02 and 9.03 have been satisfied.

9.06 HSR Act. All waiting periods required pursuant to the HSR Act shall have expired or been terminated without any comments or objections raised by the U.S. Department of Justice which would delay or prohibit the consummation of the transactions contemplated by the Agreement.

9.07 Opinion of Purchasers' Counsel. Sellers shall have received Purchaser's Legal Opinion.

9.08 Employment Agreement with Cope. Purchaser shall have executed and delivered the Cope Employment Agreement.

9.09 Permits; Consents; Qualifications.

     (a) Permits and Consents. All permits, approvals and consents of agencies of any jurisdiction, governmental body or agency and of any other third party which are necessary in order to ensure that consummation of the transactions contemplated by the Agreement will be in compliance with applicable laws, rules and regulations, or the provisions of any of the Contracts shall have been obtained where the absence of such compliance or consent could have a material adverse affect on the conduct of the Purchased Businesses.

     (b) Qualification to be a Real Estate Broker. St. Joe Real Estate Services, Inc. and St. Joe Sanctuary Realty, Inc. shall have qualified to act as a real estate broker in all jurisdictions in which any of Sellers are engaged in the Realty Business as of the date of the Agreement.

     (c) Qualification to be a Title Agency. St. Joe Title Services, Inc. shall have qualified and become licensed to act as a title agency in all jurisdictions in which any of Sellers are engaged in the Title Business as of the date of the Agreement and been approved as an agent for the same title insurance underwriters that are the underwriters for the Title Business as of the date of the Agreement.



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

                                   ARTICLE X

                                  TERMINATION

10.01 Termination of the Agreement. The Agreement may be terminated at any time prior to the Closing as follows, and in no other manner:

     (a) by the mutual consent of Purchaser and Sellers;

     (b) by Purchaser, if any conditions set forth in the Agreement for the benefit of Purchaser shall not have been timely met;

     (c) by Sellers, if any conditions set forth in the Agreement for the benefit of Sellers shall not have been timely met;

     (d) by Purchaser, if on or before the expiration of the Inspection Period,
(i) Purchaser's inspections, investigations and due diligence relating to the Sellers' Businesses, the Assets and the Assumed Liabilities are deemed not satisfactory by Purchaser, in Purchaser's sole, absolute and arbitrary discretion or (ii) the Board of Directors of The St. Joe Company and each Purchaser shall have failed to approve The St. Joe Company and each Purchaser, respectively, entering into the Agreement and the Purchaser's Documents and the consummation of the transactions contemplated by the Agreement and the Purchaser's Documents;

     (e) by Purchaser, if any representation or warranty made in the Agreement for the benefit of Purchaser or in any certificate or document furnished to Purchaser pursuant to the Agreement is untrue in any material respect as of the date of the Agreement or any of Sellers shall have defaulted in any material respect in the performance of any obligation arising from the Agreement;

     (f) by Purchaser, if Sellers, in a Disclosure Statement Supplement or pursuant to Section 7.02(p) of the Agreement, deliver notice to Purchaser that any representation or warranty made in the Agreement for the benefit of Purchaser, while true when made, has become untrue in a material respect after execution of the Agreement and prior to the Closing Date and Purchaser, within five (5) business days after the delivery of such notice from Sellers, delivers notice to Sellers terminating the Agreement or requesting additional information from Sellers to enable Purchaser to make an informed decision, in which event Purchaser shall have five (5) business days from receipt of such additional information in which to elect to terminate the Agreement. If Purchaser does not elect to terminate the Agreement, it shall be deemed to have waived any claims arising from same, either prior to or after the Closing Date, and the Disclosure Statement shall be deemed modified to incorporate the new information. The Closing Date shall be extended, if necessary, to enable Purchaser to exercise its rights under this Section 10.01(f);



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

     (g) by Purchaser or Sellers, if on or before the expiration of the Inspection Period, Purchaser and Sellers cannot mutually agree upon the allocation of the Purchase Price and fail to initial Exhibit 3.04 in accordance with Section 3.04 of the Agreement; or

     (h) by Sellers, if any representation or warranty made in the Agreement for the benefit of Sellers or in any certificate or document furnished to Sellers pursuant to the Agreement is untrue in any material respect or Purchaser shall have defaulted in any material respect in the performance of any obligation arising from the Agreement.

10.02 Effect of Termination. Except for the provisions of Article XIII, Sections 16.02, 16.04 and 16.07 through 16.26 of the Agreement, which shall survive any termination of the Agreement, in the event of termination of the Agreement pursuant to Section 10.01, the Agreement shall be of no further force and effect and the parties shall be released from all obligations and liabilities arising under the Agreement; provided, however, if the Agreement is terminated pursuant to Sections 10.01(e) or 10.01(h) of the Agreement, then the parties to the Agreement shall be permitted to pursue any of their legal or equitable remedies.


                                   ARTICLE XI

                     CLOSING DATE AND DELIVERIES AT CLOSING

11.01 Closing Date. Subject to the provisions of the Agreement, the Closing shall be held in Ft. Lauderdale, Florida, at the offices of Ruden, McClosky, Smith, Schuster & Russell, P.A., at 10:00 A.M., local time, on the Closing Date, or on such other date and at such other place as may be mutually agreed upon by the parties.

11.02 Deliveries by Sellers. In addition to and without limiting any other provision of the Agreement, each of Sellers shall deliver, or cause to be delivered, to Purchaser, at or prior to the Closing, the following in form and substance approved in the Agreement or as reasonably satisfactory to Purchaser and Purchaser's counsel:

     (a) Sellers' Legal Opinion;

     (b) the certificate referred to in Section 8.09 of the Agreement;

     (c) a Bill of Sale and Assignment in the form of Exhibit 11.02(c) to the Agreement and such other deeds, certificates of title, assignments, assurances and other instruments and documents as Purchaser may reasonably request in order to effect the sale, conveyance, transfer and assignment of the Assets to Purchaser free and clear of all leases, conditional sales contracts, licenses, security interests, liens, charges and encumbrances of any nature whatsoever, except for (i) Assumed Liabilities and (ii) Permitted Liens;

     (d) at least five (5) days prior to the Closing, an Estoppel Certificate and Consent to Assignment in the form attached as Exhibit 11.02(d) to the Agreement executed by the applicable Sellers and the landlord under each of the Leases;

     (e) possession of all the Contracts and copies of all documents, contracts, instruments, books, specifications, records and data relating to the Assets and the Assumed Liabilities which possession shall be accomplished by delivering control to Purchaser of the offices in which same are maintained;

     (f) at least five (5) days prior to the Closing, in each case where any of the licenses, Permits, approvals, leases, Contracts, agreements or commitments of any of Sellers or the Acquired Companies require the consent of another party as a result of the consummation of the transactions contemplated by the Agreement, the written consent of each such other party to the consummation of the transactions contemplated by the Agreement;

     (g) a certificate dated as of a date not earlier than thirty (30) days prior to the Closing Date, of the Secretary of State of Florida as to the good standing of each of Sellers and the Acquired Companies in the State of Florida;

     (h) at least five (5) days prior to the Closing, a certified resolution of the Board of Directors and shareholders of each of Sellers that is a corporation authorizing the execution and delivery of the Agreement and the transactions contemplated by the Agreement to be performed by each of Sellers;

     (i) at least five (5) days prior to the Closing, a certified partnership action of CMT Holding, Ltd., authorizing the execution and delivery of the Agreement and the transactions contemplated by the Agreement to be performed by CMT Holding, Ltd.;

     (j) at least five (5) days prior to the Closing, a certificate of incumbency of each of Sellers and each of the Acquired Companies listing the officers or partners, as the case may be, and specimen signatures of each officer or partner of each of Sellers and each of the Acquired Companies, as the case may be, authorized to execute the Agreement, the Sellers' Documents and all other documents and instruments contemplated by the Agreement on behalf of each of Sellers and each of the Acquired Companies;

     (k) at least five (5) days prior to the Closing, an estoppel certificate from the applicable Sellers and the Acquired Companies and The Prudential Real Estate Affiliates, Inc., in a form satisfactory to Purchaser and its counsel, stating (i) the term of the Franchise Agreement, (ii) the amounts due to The Prudential Real Estate Affiliates, Inc. under the Franchise Agreement and confirming that all amounts due are current, (iii) that there has been no changes or additions to the Franchise Agreement since the date of the Agreement other than those attached to the Estoppel Certificate as an exhibit, (iv) there exists no default or breach under the Franchise Agreement by either any of Sellers or The Prudential Real Estate Affiliates, Inc. (and that there exists no event which, with notice or lapse of time or both, would constitute a default or breach under the Franchise Agreement), (v) consenting to the assignment of each of the Seller's rights under the Franchise Agreement, as the case may be, to Purchaser, (vi) acknowledging and consenting to The St. Joe Company and its affiliates continuing to conduct their respective existing lines of business and maintaining their respective investments, management agreements, joint ventures and other similar arrangements that without such consent may be prohibited by the Franchise Agreement without The Prudential Real Estate Affiliates, Inc. claiming royalty fees, advertising contributions, or any other additional compensation or fees based on such activities, and (vii) such other matters that Purchaser or its counsel may reasonably request;

     (l) the duly executed Cope Employment Agreement;

     (m) the duly executed Option Agreement;

     (n) the duly executed written non-competition agreements with Sellers, Cope, Mueller, Tooke, and each of the individuals set forth in Schedule 8.13 of the Agreement as required pursuant to Section 8.13 of the Agreement;

     (o) such other documents, instruments or certificates as shall be reasonably requested by Purchaser or its counsel; and

     (p) certificates representing the Shares duly endorsed by the holders of all such Shares, and with all required documentary transfer stamps affixed.

11.03 Deliveries by Purchaser. In addition to and without limiting any other provision of the Agreement, Purchaser shall deliver, or cause to be delivered, to Sellers, at or prior to the Closing, the following in form and substance approved in the Agreement or reasonably satisfactory to Sellers and Sellers' counsel:

     (a) the Cash Payment;

     (b) Purchaser's Legal Opinion;

     (c) the certificate referred to in Section 9.05 of the Agreement;

     (d) a written assumption by Purchaser of the Assumed Liabilities;

     (e) the Note;

     (f) the duly executed Option Agreement;

     (g) a certificate dated as of a date not earlier than thirty (30) days prior to the Closing Date of the Secretary of State of Florida as to the good standing of Purchaser in such jurisdiction;

     (h) at least five (5) days prior to the Closing, a certified copy of resolutions adopted by the Board of Directors of Purchaser and The St. Joe Company authorizing the execution and delivery of the Agreement and the transactions contemplated in the Agreement to be performed by Purchaser and The St. Joe Company;

     (i) at least five (5) days prior to the Closing, a certificate of incumbency of Purchaser which lists the officers and specimen signatures of each officer of Purchaser authorized to execute the Agreement, the Purchaser's Documents and all other documents and instruments contemplated by the Agreement on behalf of Purchaser; and

     (j) such other documents, instruments or certificates as shall be reasonably requested by Sellers or Sellers' counsel.

11.04 Possession by Purchaser. Simultaneously with the consummation of the transfer of the Assets, each of Sellers, through their respective directors, officers, partners, representatives, agents and Leased Employees, will put Purchaser into full possession and enjoyment of all the Assets and Assumed Liabilities to be conveyed and transferred by the Agreement.

11.05 Failure to Obtain Third Party Consents.

     (a) Without restricting Sellers' right not to proceed to the Closing if the conditions in Article IX are not satisfied, to the extent that the rights of any of Sellers or the Acquired Companies under any contract, license, permit or approval or other Asset or Assumed Liability to be assigned to Purchaser under the Agreement may not be assigned without the consent of another person or entity which, notwithstanding Sellers' and the Acquired Companies' use of their best efforts to obtain any such required consent(s) as promptly as possible have not been obtained by the Closing Date, Purchaser may elect that the Agreement not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful and, instead, proceed with Closing pursuant to Section 11.05(b) of the Agreement.

     (b) If any such consent shall not be obtained or if any attempted assignment would be ineffective or would impair Purchaser's rights under the Asset or Assumed Liability in question so that Purchaser would not in effect acquire the benefit of all such rights, Purchaser, at its sole option, shall have the right to terminate the Agreement without any liability to any of Sellers or any of the Acquired Companies or to elect for any of Sellers, to the maximum extent permitted by law and the Asset, to act after the Closing as Purchaser's agent in order to obtain for it the benefits thereunder and each of Sellers shall cooperate, to the maximum extent permitted by law and the Asset or Assumed Liability, with Purchaser in any other reasonable arrangement designed to provide such benefits to Purchaser.


                                  ARTICLE XII

                             POST-CLOSING COVENANTS

12.01 After the Closing Date. After the Closing Date, unless Purchaser shall otherwise agree in writing, each of Sellers shall:

     (a) accurately prepare and file in the time periods prescribed therefor all tax returns with respect to income attributable to the Sellers' Businesses in the period prior to the Closing Date, and pay when due all taxes due and owing with respect thereto;

     (b) discharge all Retained Liabilities as and when due;

     (c) not use the Intellectual Property, or use or disclose the Trade
Secrets;

     (d) not retain, hire, or use any of Purchaser's employees, the Leased Employees, personnel, agents, or independent contractors to wind up Sellers' affairs or render any services for Sellers or their respective Constituent Partners, agents or shareholders where such services would adversely affect their duties to Purchaser and the Purchased Businesses;

     (e) comply with Part 6 and Part 7 of Title I of ERISA with regard to health plans to the extent such requirements are applicable;

     (f) immediately upon Purchaser's request, deliver to Purchaser the written resignations of any or all of the officers, directors and resident agents of each of the Acquired Companies; and

     (g) immediately upon Purchaser's request, take such actions and deliver such documents as are necessary to effect the election or elections contemplated under Section 2.06 of this Agreement.

12.02 Payments Received by Sellers Subsequent to the Closing Date. From and after the Closing, Purchaser shall have the right and authority to endorse without recourse the name of any of Sellers on any check or any other evidences of indebtedness received by Purchaser on account of Purchased Businesses, the Assets or the Assumed Liabilities. After the Closing, each of Sellers will hold and promptly transfer and deliver to Purchaser, from time to time, as and when received, any cash, checks with appropriate endorsements or other property that any of Sellers may receive on or after the Closing which properly belongs to Purchaser, or the Acquired Companies and will account to Purchaser for all such receipts.

12.03 Access to Records. At all times after the Closing Date, upon the request of Purchaser, each of Sellers shall make available to Purchaser any records, documents and data retained with respect to the Sellers' Businesses, the Assets or the Assumed Liabilities not transferred to Purchaser under the Agreement to the extent reasonably required by Purchaser in connection with the Purchased Businesses or the Agreement. Each of Sellers shall preserve until the seventh
(7th) anniversary of the Closing Date all records possessed or to be possessed by Sellers relating to any of the Sellers' Businesses, the Assets, or the Assumed Liabilities. At all times after the Closing Date, upon the request of Sellers, Purchaser shall make available to Sellers and Sellers shall have the right to make copies of any records, documents and data with respect to the Purchased Businesses, the Assets or the Assumed Liabilities transferred to or assumed by Purchaser under the Agreement to the extent reasonably required by Sellers in connection with the Sellers' Businesses or the Agreement.



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

12.04 Delivery of Mail; Payment of Amounts Related to Scheduled Assets and Retained Liabilities. Purchaser agrees to deliver or cause to be delivered to CMT Holding, Ltd on behalf of Sellers all mail, courier packages, boxes or other notices or communications or any monies received by them relating to the Excluded Assets and the Retained Liabilities.

                                  ARTICLE XIII

                                   PUBLICITY

13.01 Publicity. Before, during and after the Closing Date, (a) subject at all times to compliance with the law, any proposed press release pertaining to the transactions contemplated by the Agreement shall be mutually prepared and approved by Purchaser and Sellers and (b) subject at all times to compliance with all applicable laws, any proposed disclosure pertaining to the transactions contemplated by the Agreement shall be mutually prepared and approved by Purchaser and Sellers. Notwithstanding anything contrary contained in this Section, Purchaser and each of Sellers and each of the Acquired Companies may respond to inquiries relating to the Agreement and the transactions contemplated by the Agreement, by the press, securities analysts, employees (including the Leased Employees), or customers without prior notice to the other parties. Sellers and Purchaser will keep each other generally informed with respect to such response.


                                  ARTICLE XIV

                                INDEMNIFICATION

14.01 Indemnification Obligation.

     (a) Indemnification Obligation of Purchaser. Purchaser shall indemnify, save, defend and hold harmless each of Sellers and their respective successors and assigns and each of Seller's and each of the Acquired Company's respective officers, directors, shareholders, partners, affiliates and attorneys (collectively, the "Sellers' Indemnified Parties"), against and in respect of any and all actual damages, claims, losses, liabilities and reasonable expenses (including, without limitation, legal, accounting, and other expenses) suffered by Sellers' Indemnified Parties which arises out of or is in respect of: (i) any breach or violation of the Agreement by Purchaser or The St. Joe Company, (ii) any falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in the Agreement, Purchaser's Documents or in any certificate, instrument, or document executed by any officer or director of Purchaser and delivered by or on behalf of Purchaser pursuant to the Agreement, (iii) any tax obligations imposed on Sellers attributable to the revenue or



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income Purchaser earned after the Closing Date, (iv) any of the Assumed
Liabilities, (v) any brokerage commission, finder's fee, commissions or similar payments alleged to be payable directly related to the transactions contemplated by the Agreement because of any act, omission or other statement of Purchaser or its representatives, (vi) the operation of Purchased Businesses after the Closing or (vii) any brokerage commission, finder's fee, commissions or similar payments alleged to be payable directly related to the transactions contemplated by the Agreement because of any act, omission or other statement of any of the Purchaser's Indemnified Parties (as defined in Section 14.01(b)). The parties hereby agree that Sellers' Indemnified Parties' sole and exclusive remedy for damages hereunder shall be the right to seek actual damages from Purchaser and Sellers' Indemnified Parties hereby waive and shall have no right to seek indirect, consequential (including lost profits) or punitive damages against Purchaser.

     (b) Indemnification Obligation of Sellers.

     (i) Each of Sellers shall, jointly and severally, save, indemnify, defend and hold harmless Purchaser, The St. Joe Company and their respective successors and assigns, and all of their respective officers, directors, shareholders, partners, affiliates and attorneys (collectively, the "Purchaser's Indemnified Parties") against and in respect of any and all actual damages, claims, losses, liabilities and reasonable expenses (including, without limitation, legal, accounting, and other expenses) suffered by Purchaser's Indemnified Parties which may arise out of or be in respect of: (1) any breach or violation of the Agreement by Sellers, (2) any falsity, inaccuracy or misrepresentation in or breach of any of the representations, warranties or covenants made in the Agreement, the Sellers' Documents, the Disclosure Statement, or in any certificate, instrument, or document executed by any officer, director or Constituent Partner of any of Sellers or the Acquired Companies delivered by or on behalf of Sellers pursuant to the Agreement, (3) except to the extent same is an Assumed Liability, any action, event, condition, omission or failure to act of or by any of Sellers' Indemnified Parties prior to the Closing, (4) except to the extent same is an Assumed Liability, any tax obligations imposed on Purchaser attributable to the revenue or income Sellers or the Acquired Companies earned prior to the Closing Date, the revenue or income the Acquired Companies earned prior to the Closing Date, or the Assets, (5) any and all of the Retained Liabilities, (6) any brokerage commission, finder's fee, commissions or similar payments alleged to be payable directly related to the transactions contemplated by the Agreement because of any act, omission or other statement of any of the Sellers' Indemnified Parties or any of the Acquired Companies, (7) the obligations to The Prudential Real Estate Affiliates, Inc. as described in Section 16.02(b)(ii) of the Agreement and (8) except to the extent same is an Assumed Liability, the operations of any and all of the Sellers' Businesses prior to the Closing including, without limitation, (a) those brokered transactions in which any of Sellers or any of the Acquired Companies participate as a broker and which close prior to the Closing, (b) any nonpayment of earned commissions and other compensation due pursuant to Listings and all other accounts receivable, except to the extent of reserves established on the Audited Closing Date Balance Sheet for doubtful accounts, (c) any conditions waived by Purchaser prior to or at the Closing and (d) any Escrow Account deficiencies. The



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

parties hereby agree that Purchaser's Indemnified Parties' sole and exclusive remedy for damages hereunder shall be the right to seek actual damages from Sellers and Purchaser's Indemnified Parties hereby waive and shall have no right to seek indirect, consequential (including lost profits) or punitive damages against Sellers.

     (ii) Notwithstanding Section 14.01(b)(i) of the Agreement, Sellers shall only be required to indemnify Purchaser's Indemnified Parties for any damages, claims, losses, liabilities and reasonable expenses in excess of Two Hundred Thousand and No/100 Dollars ($200,000) in the aggregate; provided, however, the following shall not be subject to such limitation or included in the calculation of such $200,000 threshold: (1) all expenses payable or reimbursable to Purchaser by any of Sellers pursuant to Section 16.02 of the Agreement, (2) any amounts payable as a result of a breach by any of Sellers of Section 5.05, (3) all reductions to the Purchase Price pursuant to Section 3.03(a)(i), 3.03(b)(v)(2) or 3.03(c) of the Agreement and (4) any of Seller's obligations under Section 2.04(j).

14.02 Indemnification Notice.

     (a) The indemnified party shall notify the indemnifying party, in writing, of any facts or circumstances which may give rise to a right of indemnification under Section 14.01 of the Agreement ("Notice of Claim"). The Notice of Claim shall specify the nature and details of such facts and circumstances (including any amount claimed, if known) which may give rise to such right of indemnification. The failure of the indemnified party to promptly provide a Notice of Claim shall not relieve the indemnifying party of its obligations hereunder, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice.

     (b) If the claim or demand set forth in the Notice of Claim relates to a claim or demand asserted by a third party (a "Third Party Claim"), the indemnifying party shall have the right to employ counsel reasonably acceptable to the indemnified party (Purchaser and Sellers hereby agree and acknowledge that Gunster, Yoakley, Valdes-Fauli & Stewart, P.A. and Ruden, McClosky, Smith, Schuster and Russell, P.A. are acceptable counsel for purposes of this Section), to defend any such claim or demand and the indemnified party, at its sole cost and expense, shall have the right to participate in the defense of any such Third Party Claim. The indemnifying party shall notify the indemnified party, in writing, within fifteen (15) days after the date of the Notice of Claim, of its decision to defend in good faith any Third Party Claim. So long as the indemnifying party is defending in good faith any such Third Party Claim, the indemnified party shall not settle or compromise such Third Party Claim. If the indemnifying party does not so elect to defend any such Third Party Claim, the indemnified party shall have the right, but not the obligation, to undertake the defense, compromise, or final determination thereof.

     (c) If the indemnifying party has undertaken defense of a Third Party Claim and if there is a reasonable probability that the Third Party Claim may materially and adversely affect the indemnified party or the Purchased Businesses other than as a result of money damages or other money payments, then the indemnified party, at the



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

reasonable expense of the indemnifying party, shall have the right to joint control of the defense, compromise or settlement of such Third Party Claim; provided, however, that if the Third Party Claim may be settled in full without any acknowledgment of liability solely by the payment of money and the indemnifying party is willing to pay the money to settle the claim but the indemnified party is not, then the indemnifying party may elect to pay that amount of money to the indemnified party and thereafter have no further obligation with respect to such Third Party Claim or any fees or expenses related thereto and the indemnified party shall indemnify the indemnifying party with respect to same. Notwithstanding the foregoing, the indemnifying party shall not be liable for any compromise or settlement of any action, suit or other proceeding effected without its written consent, which shall not be unreasonably withheld or delayed.

     (d) The indemnified party shall make available to the indemnifying party or its representatives all records and other materials reasonably required by them for their use in contesting any Third Party Claim and shall cooperate with the indemnifying party in connection therewith.

     (e) Neither the indemnified party or the indemnifying party shall, without the written consent of the other, settle or compromise any Third Party Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the indemnified party and the indemnifying party and their respective affiliates a release from all liability in respect of such Third Party Claim.

     (f) As soon as is reasonably practicable after Notice of Claim is deemed delivered to the receiving party, the indemnified party and the indemnifying party shall endeavor to agree upon the amount, if any, to which the indemnified party is entitled under this Article XIV. In the event the indemnifying party and the indemnified party are unable to reach agreement upon the right of the indemnified party to indemnification under the Agreement, or upon the amount of any such indemnification under the Agreement, either the indemnified party or the indemnifying party may submit such dispute for resolution by arbitration in accordance with Sections 16.05, 16.16, 16.17, 16.19, 16.20, 16.25 and 16.26 of
the Agreement.

14.03 Indemnification Payment and Limitations. Subject to Section 14.01(b)(ii) of the Agreement, within thirty (30) days after either the indemnifying party and the indemnified party reach agreement on the amount of any indemnification obligation of the indemnifying party or any such indemnification obligation is determined by arbitration pursuant to Section 16.05 of the Agreement (in either case, the "Indemnification Amount"), the indemnifying party shall pay the Indemnification Amount to the indemnified party. Notwithstanding the indemnification obligation of any indemnifying party under this Article XIV, the indemnification obligation of any indemnifying party shall be reduced by the amount that an indemnified party recovers from any third party (other than by way of contribution from another indemnifying party) with respect to the matter for which indemnification is being paid, including, without limitation, any insurance company. An indemnified party receiving any such amount shall promptly reimburse any amount so received from a third party to the indemnifying party.




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                                  ARTICLE  XV

                                   GUARANTEE

15.01 Guarantee of The St. Joe Company. The St. Joe Company hereby guarantees the payment and performance by Purchaser of its obligations under the Agreement and the Cope Employment Agreement, including, without limitation, the payment and performance of the Assumed Liabilities and the payment of all sums payable to Sellers pursuant to Articles III and XIV of the Agreement. This guarantee is a continuing guarantee and shall remain in full force and effect so long as any sums remain payable by Purchaser to Sellers or Cope or any of the obligations of Purchaser under the Agreement or the Cope Employment Agreement remain outstanding. Notwithstanding anything contained in this Section to the contrary, The St. Joe Company shall be entitled to all defenses, counterclaims and offsets available to Purchaser with the sole exception of Purchaser's bankruptcy. The St. Joe Company also agrees to guarantee Purchaser's obligations to third parties under the Franchise Agreement and the Leases to be transferred to Purchaser pursuant to the Agreement to the extent requested by Sellers in order to obtain the required consents to the assignment of the Franchise Agreement and the Leases to Purchaser or Sellers' release therefrom after the Closing Date.

15.02 Guarantee of the Partners of CMT Holding, Ltd. and the Shareholders of CMT Holdings, Inc. All Constituent Partners of CMT Holding, Ltd. and all shareholders of CMT Holdings, Inc. that are partners or shareholders, as applicable, as of the date of the Agreement and the Closing Date hereby, jointly and severally, guarantee the payment and performance of each of Seller's respective obligations under the Agreement, including, without limitation, the payment of all sums payable to Purchaser pursuant to the Agreement under Sections 3.03 and 16.02(a)(ii) and Article XIV of the Agreement. This guarantee is a continuing guarantee and shall remain in full force and effect so long as any of the obligations of any of Sellers under the Agreement remain outstanding. Notwithstanding anything contained in this Section to the contrary, the Constituent Partners of CMT Holding, Ltd. and the shareholders CMT Holdings, Inc. shall be entitled to all defenses, counterclaims and offsets available to any of Sellers with the sole exception of any Seller's bankruptcy. Notwithstanding anything to the contrary set forth in this Section 15.02, with the exception of Cope, Mueller and Tooke who shall be jointly and severally liable without any limitation or cap on their liability provided pursuant to the Agreement, no individual that is a direct or indirect Constituent Partner of CMT Holding, Ltd. shall be obligated by virtue of this Section 15.02 to pay any amount that exceeds the portion of the Purchase Price distributed to such individual and, upon payment of such amount, any judgment theretofore obtained by Purchaser against such individual shall be deemed satisfied.



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

15.03 Guarantees not Impacted by Amendments. No modification or amendment of the Agreement or waiver of any party's rights under the Agreement or extension or modification with respect to the time and manner in which any obligation under the Agreement shall or may be performed by a party shall affect the guarantees provided in Sections 15.01 and 15.02 of the Agreement.


                                  ARTICLE XVI

                                 MISCELLANEOUS

16.01 No Obligation to Hire the Leased Employees. Although Purchaser generally intends to offer positions to the Leased Employees at the same compensation rates presently paid to them, Purchaser shall not be obligated to offer positions to all Leased Employees. All Leased Employees, who are employed by Purchaser on or after the Closing Date shall be new employees or leased employees of Purchaser. The prior engagement by any of Sellers or any of the Acquired Companies of the Leased Employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, or benefits which Purchaser may make available to its employees or leased employees.

16.02 Transaction Expenses.

       (a) Purchaser's Costs and Expenses. Except as otherwise provided in the Agreement, Purchaser shall be responsible for the following costs and expenses:

              (i) the costs and expenses of Purchaser's professional advisors (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by Purchaser in connection with the Agreement; and

              (ii) the costs and expenses of filing for and the pursuing of permits and regulatory approvals for the consummation of the transactions contemplated by the Agreement, including, without limitation, the HSR Act;

              (iii) Sellers shall immediately reimburse Purchaser for all costs and expenses set forth in Section 16.02(a)(ii) upon the termination of the Agreement by Purchaser in accordance with Section 10.01(e) of the Agreement.

       (b) Sellers' Costs and Expenses. Except as otherwise provided in the Agreement, Sellers shall be responsible for the following costs and expenses:

              (i) the costs and expenses of any of Seller's and any of the Acquired Company's professional advisors (including attorneys' fees and other legal costs and expenses and accountants' fees and other accounting costs and expenses) incurred by any of Sellers or any of the Acquired Companies in connection with the Agreement;

              (ii) any and all fees, costs, liquidated damages and penalties and other amounts, payable to The Prudential Real Estate Affiliates, Inc. and its affiliates by any of Sellers, or Purchaser and their respective affiliates as a result of (1) the transfer of the rights of CMT Holding, Ltd. under the Franchise Agreement to Purchaser, (2) the termination of the Franchise Agreement by any of Sellers prior to Closing or by Purchaser after Closing in accordance with the terms of the Franchise Agreement, or (3) the termination of the Franchise Agreement pursuant to a settlement with The Prudential Real Estate Affiliates, Inc., provided Sellers' financial obligation as a result of such settlement shall not exceed amounts payable by Sellers pursuant to subsection 16.02(b)(ii)(2) of the Agreement (which payments shall be made by Sellers within thirty (30) days after their respective due dates);

              (iii) to the extent not on Assumed Liability, any and all severance payments and all other obligations, if any, to any of Seller's or any of the Acquired Company's employees and the Leased Employees arising due to termination prior to the Closing or arising from any decision by Cope to terminate, within six (6) months of the Closing Date, a Leased Employee that becomes an employee or leased employee of the Purchased Businesses;

              (iv) any and all severance payments and all other obligations, if any, to any of Seller's or any of the Acquired Company's employees and Leased Employees as a result of the transactions contemplated by the Agreement, including, without limitation all obligations arising under the Workers Adjustment and Retraining Notification Act; and

              (v) any and all fees, dues, costs and expenses necessary to initially establish or transfer memberships, privileges and credentials with national, state and local trade or professional associations (such as Boards of Realtors(R)) for those Leased Employees who will become Purchaser's employees, Leased Employees, independent contractors or agents after the Closing Date.

16.03 The St. Joe Company's Funding Obligation. From the Closing Date to December 31, 1998, The St. Joe Company shall make available to Purchaser, at no cost to Purchaser, $208,333.33 for each calendar month between the Closing Date and December 31, 1998 to fund the Purchased Businesses' recurring needs for capital expenditures and business expansion with respect to such period. During each Annual Period within the Funding Period, The St. Joe Company shall make available to Purchaser, at no cost to Purchaser, Two Million Five Hundred Thousand and No/100 Dollars ($2,500,000) to fund the Purchased Businesses' recurring needs for capital expenditures and business expansion. Nothing contained in this Section shall be deemed to diminish the right or authority of any of Purchasers' board of directors to approve or disapprove any expenditures of the Purchased Businesses.

16.04 Authority of CMT Holding, Ltd. In all cases where a notice is required to be delivered to Sellers or consent of Sellers is required to be obtained, notice to or consent from CMT Holding, Ltd. shall be deemed binding upon each of Sellers.



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16.05 Arbitration. Except where the Agreement expressly provides an alternative dispute mechanism, all disputes between Purchaser and any of Sellers arising pursuant to the Agreement shall be subject to binding arbitration pursuant to this Section 16.05 in accordance with the following:

     (a) Appointment of Arbitrators. Within ten (10) days after receipt of a notice from either party to arbitrate a dispute, Sellers, collectively, and Purchaser shall each appoint one (1) arbitrator from the American Arbitration Association. Within twenty (20) days thereafter, the two (2) appointed arbitrators shall select an additional arbitrator. If the arbitrators chosen by Purchaser and Sellers are unable to agree on the additional arbitrator within the twenty (20) day period, then the American Arbitration Association shall choose an arbitrator to fill the vacancy. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment of services is concerned, to Purchaser, The St. Joe Company or any of Sellers.

       (b)    Procedure Limitations on Authority.

              (i) All arbitration hearings shall be held at a place designated by the arbitrators in Broward County, Florida. The arbitrators shall commence the first such hearing within ten (10) days of the selection of the last arbitrator, and shall render a written decision upon the matter presented to them by a majority vote within fifteen (15) days after the arbitration proceedings are completed. Purchaser, Sellers and the arbitrators shall use their best efforts to conclude the hearing as quickly as possible taking into consideration the respective parties' reasonable needs for discovery and preparation.

              (ii) The decision rendered by the arbitrators shall be final and binding on Purchaser and each of Sellers and shall not be subject to appeal except on the grounds that the decision was procured by fraud or corruption engaged in by the arbitrators.

              (iii) The arbitrators shall agree to observe the Code of Ethics for Arbitrators in Commercial Disputes promulgated by the American Arbitration Association.

              (iv) To the extent that Purchaser or any of Sellers are required to make confidential information available to the other, an agreement or an order shall be entered in the proceeding protecting the confidentiality of and limiting access to such information before a party is required to produce such information. Information produced by a party shall be used exclusively in the arbitration or litigation that may arise, and shall not otherwise be disclosed.

16.06 Intentionally Deleted.

16.07 Amendments. The provisions of the Agreement may not be amended, supplemented, waived or changed orally, but only by a writing signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to the Agreement.



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16.08 Assignments. No party shall assign its rights or obligations under the
Agreement without the prior written consent of each other party to the Agreement; provided, however, Purchaser shall have the right to assign its rights and obligations under the Agreement to affiliates of The St. Joe Company without the prior written consent of any of Sellers so long as such assignees assume the obligations of Purchaser under the Agreement and such assignments shall not result in a violation of the representations in Section 6.01(a) of the Agreement or adversely impact the guarantee of The St. Joe Company pursuant to
Section 15.01 of the Agreement.

16.09 Further Assurances. Purchaser and Sellers, from time to time, shall execute and deliver such further and other transfers, assignments and documents and do all matters and things which may be reasonably requested by the other party as being convenient or necessary to more effectively and completely carry out the intentions of the Agreement, including, without limitation, the assignment of any Contracts that Purchaser determines were inadvertently not assumed that relate to the Sellers' Businesses. If requested by Purchaser, Sellers further agree to prosecute or otherwise enforce in their own name for the benefit of Purchaser any claims, rights or benefits that are transferred to Purchaser by the Agreement and that require prosecution or enforcement in any of Seller's names.

16.10 Binding Effect. All of the terms and provisions of the Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors and permitted assigns, whether so expressed or not.

16.11 Headings. The headings contained in the Agreement are for convenience of reference only, are not to be considered a part of the Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of the Agreement.

16.12 Notices . All notices, requests, consents and other communications required or permitted under the Agreement shall be in writing (including electronic transmission) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telefaxed, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

To Purchaser:                                   With a copy to:
-------------                                   ---------------

c/o St. Joe Real Estate Services, Inc.          Gunster, Yoakley, Valdes-Fauli &
1650 Prudential Drive                              Stewart, P.A.
Suite 400                                       500 East Broward Boulevard
Jacksonville, FL 32207                          Suite 1400
Attn: Charles A. Ledsinger, Jr.                 Fort Lauderdale, FL  33394
      Robert M. Rhodes, Esq.                    Attn: Michael G. Platner, Esq.





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                                             Arvida
                                             7900 Glades Road
                                             Boca Raton, FL 33434
                                             Attn: John Baric, Esq.

To Sellers:                                  With a copy to:
-----------                                  ---------------

CMT Holding, Ltd.                            Ruden, McClosky, Smith, Schuster
19353 U.S. Highway 19 North, Suite 100       & Russell, P.A.
Clearwater, FL 33764                         200 East Broward Boulevard
Attn: Richard W. Cope                        Fort Lauderdale, FL 33302
      Jill Fisher Powers, Esq.               Attn:  Michael H. Krul, Esq.


or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered (a) on the date delivered if by personal delivery; (b) on the date of transmission with confirmed answer back if by electronic transmission; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

16.13 Severability. If any provision of the Agreement or any other agreement entered into pursuant to the Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of the Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of the Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

16.14 Waivers. Except as set forth in writing signed by such party, the failure or delay of any party, at any time, to require performance by another party of any provision of the Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy under the Agreement. Except as set forth in writing signed by such party, any waiver by any party of any breach of any provision of the Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under the Agreement. No notice to or demand on any party in any circumstance shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

16.15 Third Parties. Unless expressly stated in the Agreement to the contrary, nothing in the Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of the Agreement on any persons other than the parties to the Agreement and their respective legal representatives, successors and permitted assigns. Nothing in the Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to the Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to the Agreement.



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16.16 Enforcement Costs. If any arbitration proceeding is brought for the enforcement of the Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of the Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, sales and use taxes, costs and all expenses even if not taxable as costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, bankruptcy and post-judgment proceedings), incurred in that arbitration proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other reasonable charges billed by the attorney to the prevailing party.

16.17 Remedies Cumulative. Except as otherwise expressly provided in the Agreement, no remedy conferred in the Agreement upon any party is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given under the Agreement or now or hereafter existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy under the Agreement shall preclude any other or further exercise thereof.

16.18 Counterparts. The Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Confirmation of execution by electronic transmission of a facsimile signature page shall be binding upon any party so confirming.

16.19 Governing Law. The Agreement and all transactions contemplated by the Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

16.20 Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations and anticipated performance of the Agreement occurred or shall occur in Broward County, Florida. As expressly provided in
Section 16.05 of the Agreement, any arbitration proceeding arising out of or relating to the Agreement shall be brought in Broward County, Florida. Each party consents to the jurisdiction of such arbitration proceeding and waives any objection to the laying of venue of any such proceeding. With respect to any of the Sellers, service of any court paper affected upon CMT Holding, Ltd. shall be deemed service upon any or all of the other Sellers.

16.21 Preparation of Agreement. The Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

16.22 Survival. All covenants, agreements, representations and warranties made herein or otherwise made in writing by any party pursuant to the Agreement shall survive the execution and delivery of the Agreement and the consummation of the transactions contemplated hereby.

16.23 Inducement to Transaction. All representations and warranties made by Purchaser or Seller in the Agreement shall be deemed made for the purpose of inducing the other to enter into the Agreement.

16.24 Joinder.

     (a) The St. Joe Company hereby joins in the Agreement solely for the purpose of consenting to and agreeing to be bound hereby to Sections 3.02(e)(vii), 13.01, 15.01, 16.03 and 16.05 through 16.26 of the Agreement.

     (b) The St. Joe Company represents and warrants to Sellers that it has the corporate power to enter into the Agreement and the Note and to carry out its respective obligations to be performed by it thereunder. The execution and delivery of the Agreement and the Note and the consummation of the transactions to be performed by it thereunder have been duly and validly authorized by it. No other acts or proceedings on the part of The St. Joe Company will be necessary to authorize the performance of its obligations under the Agreement and the Note. The Agreement and the Note constitute valid and legally binding obligations of The St. Joe Company enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.

     (c) Cope, Mueller, Tooke, and all Constituent Partners of CMT Holding, Ltd. and all shareholders CMT Holdings, Inc., whether they are partners or shareholders, as the case may be, as of the date of the Agreement or the Closing, hereby join in the Agreement solely for the purpose of consenting to and agreeing to be bound hereby to Sections 13.01, 15.02 and 16.05 through 16.26 of the Agreement.

     (d) Cope, Mueller, Tooke, jointly and severally, represent that the Agreement constitutes the valid and legally binding obligation of each of Sellers, and all individuals executing the Agreement, enforceable against each of them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to creditors' rights or by the application of equitable principles when equitable remedies are sought.

16.25 Dates. Any time period provided for in the Agreement which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full business day.

16.26 Entire Agreement. The Agreement represents the entire understanding and agreement between the parties with respect to the subject matter of the Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between such parties, including, without limitation, that certain Letter Of Intent between the parties dated April 15, 1998.

                            [SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties to the Agreement have executed the Agreement as of the day and year first above written.



                                        "PURCHASER"

ATTEST:                                 ST. JOE REAL ESTATE SERVICES, INC.
/s/ D.L. Santipole
-------------------------------         By:  /s/ Charles A. Ledsinger, Jr.
/s/ Valerie L. House                        --------------------------------
-------------------------------         Name:  Charles A. Ledsinger, Jr.
                                             -------------------------------
                                        Title: Senior Vice President
                                              ------------------------------

                                        ST. JOE TITLE SERVICES, INC.
/s/ D. L. Santipole
-------------------------------         By:   /s/ Charles A. Ledsinger, Jr.
/s/ Valerie L. House                        --------------------------------
-------------------------------         Name: Charles A. Ledsinger, Jr.
                                             -------------------------------
                                        Title: Senior Vice President
                                              ------------------------------

                                    ST. JOE SANCTUARY REALTY, INC.
/s/ D.L. Santipole
-------------------------------         By:   /s/ Charles A. Ledsinger, Jr.
/s/ Valerie L. House                        --------------------------------
-------------------------------         Name: Charles A. Ledsinger, Jr.
                                             -------------------------------
                                        Title: Senior Vice President
                                              ------------------------------

                                    ST. JOE PROPERTY INSPECTION SERVICES, INC.
/s/ D.L. Santipole
-------------------------------         By: /s/ Charles A. Ledsinger, Jr.
/s/ Valerie L. House                        --------------------------------
-------------------------------         Name: Charles A. Ledsinger, Jr.
                                             -------------------------------
                                        Title: Senior Vice President
                                              ------------------------------



                          [SELLERS' SIGNATURES FOLLOW]

The Agreement, Schedules and Exhibits have been initialled by the respective counsel for Sellers and Purchaser for identification and control purposes.

                                    "SELLERS"

ATTEST:                             CMT HOLDING, LTD.

                                    By:  CMT HOLDINGS, INC., its general partner


/s/ Elizabeth Klements              By: /s/ Richard W. Cope
-----------------------------          ---------------------------------
    Elizabeth Klements              Name: Richard W. Cope
                                         -------------------------------
/s/ Linda Mackay                    Title: President
-----------------------------             ------------------------------
    Linda Mackay


ATTEST:                             CMT HOLDINGS, INC.

/s/ Elizabeth Klements              By: /s/ Richard W. Cope
-----------------------------          ---------------------------------
    Elizabeth Klements              Name: Richard W. Cope
                                         -------------------------------
/s/ Linda Mackay                    Title: President
-----------------------------             ------------------------------
    Linda Mackay

ATTEST:                             CMT FLORIDA RESIDENTIAL SERVICES, INC.

/s/ Elizabeth Klements              By: /s/ Richard W. Cope
-----------------------------          ---------------------------------
    Elizabeth Klements              Name: Richard W. Cope
                                         -------------------------------
/s/ Linda Mackay                    Title: President
-----------------------------             ------------------------------
    Linda Mackay

ATTEST:                             NEWCMT, INC.

/s/ Elizabeth Klements              By: /s/ Richard W. Cope
-----------------------------          ---------------------------------
    Elizabeth Klements              Name: Richard W. Cope
                                         -------------------------------
/s/ Linda Mackay                    Title: President
-----------------------------             ------------------------------
    Linda Mackay

ATTEST:                             SUNBELT TITLE AGENCY, INC.

/s/ Evelyn Gazette                  By: /s/ James G. Mueller
-----------------------------           --------------------------------
    Evelyn Gazette
                                    Name: James G. Mueller
/s/ Martha C. Wells                       -------------------------------
-----------------------------       Title: President
    Martha C. Wells                        ------------------------------

ATTEST:                             PFR ASSET MANAGEMENT, INC.

/s/ Elizabeth Klements              By: /s/ Richard W. Cope
-----------------------------          --------------------------------
    Elizabeth Klements              Name: Richard W. Cope
                                         -------------------------------
/s/ Linda Mackay                    Title: President
-----------------------------             ------------------------------
    Linda Mackay
                                   77

ATTEST:                             PINNACLE PROPERTY INSPECTION, INC.

/s/ Gayle Elesker
-----------------------------       By: /s/ Jeffrey F. Winder
    Gayle Elesker                      ----------------------------------
                                    Name: Jeffrey F. Winder
/s/ Martha Rea                           --------------------------------
-----------------------------       Title: President
    Martha Rea                            -------------------------------

ATTEST:                             SUNBELT TITLE AGENCY OF CENTRAL
                                    FLORIDA, INC.

/s/ Evelyn Gazette
-----------------------------       By:/s/ James G. Mueller
    Evelyn Gazette                     ----------------------------------
                                    Name: James G. Mueller
/s/ Martha C. Wells                      --------------------------------
-----------------------------       Title: President
    Martha C. Wells                       -------------------------------


                                     JOINDER

     The undersigned joins in the Agreement for the limited purpose of agreeing to the terms and conditions of Sections 3.02(e)(vii), 13.01, 15.01 and 16.03, and 16.05 through 16.26 of the Agreement.


ATTEST:                              THE ST. JOE COMPANY

/s/ D.L. Sentepola
-----------------------------        By:/s/ Charles A. Ledsinger, Jr.
     D.L. Sentepola                     ---------------------------------
                                     Name: Charles A. Ledsinger, Jr.
/s/ Valerie L. House                      -------------------------------
-----------------------------        Title: President
    Valerie L. House                       ------------------------------


     The undersigned join in the Agreement for the limited purpose of agreeing to the terms and conditions of Sections 13.01, 15.02 and 16.05 through 16.26 of the Agreement.

WITNESSES:

/s/ Elizabeth Klements            /s/ Richard W. Cope
-----------------------------     -------------------------------------
    Elizabeth Klements            Richard W. Cope, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Evelyn Gazette                /s/ James Mueller
-----------------------------     -------------------------------------
    Evelyn Gazette                James Mueller, individually

/s/ Martha C. Wells
-----------------------------
    Martha C. Wells

/s/ Elizabeth Klements            /s/ Edwin C. Tooke, Jr.
-----------------------------     -------------------------------------
    Elizabeth Klements            Edwin C. Tooke, Jr., individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Evelyn Gazette                /s/ Karolyn Rehard Hall
-----------------------------     -------------------------------------
    Evelyn Gazette                Karolyn Rehard Hall, individually

/s/ Martha C. Wells
-----------------------------
    Martha C. Wells


/s/ Pat R. Connelly               /s/ J. Rodney Clark
-----------------------------     ---------------------------
    Pat R. Connelly               J. Rodney Clark, individually

/s/ Patricia Ramsay
-----------------------------
    Patricia Ramsay


/s/ Linda Mackay                  /s/ James M. Schmidt
-----------------------------     -------------------------------------
    Linda Mackay                  James M. Schmidt, individually

/s/ Jeanette L. Short
-----------------------------
    Jeanette L. Short


/s/ Elizabeth Klements            /s/ Eugenia McQuigg
-----------------------------     -------------------------------------
    Elizabeth Klements            Eugenia McQuigg, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Doug Howell                   /s/ Patricia E. Dahne
-----------------------------     --------------------------------
    Doug Howell                   Patricia E. Dahne, individually

/s/ Stephanie Dithers
-----------------------------
    Stephanie Dithers


/s/ Elizabeth Klements            /s/ Beverly Crosby
-----------------------------     -------------------------------------
    Elizabeth Klements            Beverly Crosby, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Elizabeth Klements            /s/ Linda K. Burger
-----------------------------     -------------------------------------
    Elizabeth Klements            Linda K. Burger, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Elizabeth Klements            /s/ Lewis A. Sticco
-----------------------------     ------------------------------------
    Elizabeth Klements            Lewis A. Sticco, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay

/s/ Elizabeth Klements            /s/ Michelle A. Sticco
-----------------------------     -------------------------------------
    Elizabeth Klements            Michelle A. Sticco, individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


/s/ Elizabeth Klements            /s/ Stanley Cowherd, Jr.
-----------------------------     -------------------------------------
    Elizabeth Klements            Stanley Cowherd, Jr., individually

/s/ Linda Mackay
-----------------------------
    Linda Mackay


ATTEST:                           Richard W. Cope Two Year Grantor Retained
                                  Annuity Trust

/s/ Elizabeth Klements
-----------------------------     By:/s/ Margaret M. Cope, as
    Elizabeth Klements               ---------------------------------
                                  Name: Margaret M. Cope
/s/ Linda Mackay                       -------------------------------
-----------------------------     Title: Trustee
    Linda Mackay                        ------------------------------


ATTEST:                           Richard W. Cope Irrevocable GST Family
Trust

/s/ Elizabeth Klements
-----------------------------     By:/s/ Margaret M. Cope, as
    Elizabeth Klements               --------------------------------
                                  Name: Margaret M. Cope
/s/ Linda Mackay                       ------------------------------
-----------------------------     Title: Trustee
    Linda Mackay                        -----------------------------


ATTEST:                           Richard W. Cope Irrevocable GST Family
Trust

/s/ Elizabeth Klements
-----------------------------     By:/s/ Margaret M. Cope, as
    Elizabeth Klements               -----------------------------------
                                  Name: Margaret M. Cope
/s/ Linda Mackay                       ---------------------------------
-----------------------------     Title: Trustee
    Linda Mackay                        --------------------------------

                                  SCHEDULE "A"
                                  ------------

                    LIST OF CMT'S SUBSIDIARIES AND AFFILIATES

1.   CMT Florida Residential Services, Inc.
2.   CMT Holdings, Inc.
3.   NEWCMT, Inc.
4.   PFR Asset Management, Inc.
5.   Pinnacle Property Inspection, Inc.
6.   Sunbelt Title Agency, Inc.
7.   Sunbelt Title Agency of Central Florida, Inc.